                                          REGISTRATION STATEMENT NO. 33-
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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           FORD MOTOR CREDIT COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   38-1612444
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

           THE AMERICAN ROAD, DEARBORN, MICHIGAN 48121 (313) 322-3000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              J. D. BRINGARD, ESQ.
                           FORD MOTOR CREDIT COMPANY
                               THE AMERICAN ROAD
                            DEARBORN, MICHIGAN 48121
                                 (313) 322-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /
     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
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- --------------------------------------------------------------------------------

        TITLE OF EACH                                PROPOSED           PROPOSED
          CLASS OF                  AMOUNT            MAXIMUM           MAXIMUM         AMOUNT OF
         SECURITIES                 TO BE         AGGREGATE PRICE      AGGREGATE       REGISTRATION
      TO BE REGISTERED            REGISTERED         PER UNIT        OFFERING PRICE        FEE
Debt Securities..............   $6,000,000,000          100%*        $6,000,000,000*    $2,068,966

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* Estimated solely for the purpose of determining the amount of the registration fee.
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL   , 1994
                              U.S. $6,000,000,000
                           FORD MOTOR CREDIT COMPANY
                               MEDIUM-TERM NOTES
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE
                            ------------------------

     Ford Credit may offer from time to time its Medium-Term Notes in an aggregate principal amount of up to U.S. $6,000,000,000 or the equivalent in foreign or composite currencies. The Notes will bear interest at either fixed or floating rates and will have Stated Maturities from nine months to thirty years from the date of issue. The currency of denomination, Stated Maturity and price to public of a Note, together with the interest rate (if such Note is a Fixed Rate Note), or the interest rate formula, as adjusted by any Spread or Spread Multiplier (if such Note is a Floating Rate Note), will be established by Ford Credit and set forth in the applicable Pricing Supplement.

     Interest on each Fixed Rate Note will be payable on March 15 and September 15 of each year, unless otherwise specified in the applicable Pricing Supplement, and at Maturity. Interest on each Floating Rate Note will be payable on the dates set forth in the applicable Pricing Supplement and at Maturity. If provided in the applicable Pricing Supplement, the Notes may be subject to repayment or redemption prior to their Stated Maturity.

     Each Note initially will be represented by a Global Note registered in the name of the Depository's nominee unless the applicable Pricing Supplement specifies that Notes initially will be issued in definitive registered form. An interest in a Global Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. A beneficial interest in a Global Note will be exchanged for Notes in definitive form only under the limited circumstances described herein. See "Description of Notes -- Book-Entry Notes".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF ANY PRICING SUPPLEMENT, THIS PROSPECTUS
       SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
        IS A CRIMINAL OFFENSE.
                            ------------------------

                                    PRICE TO             AGENTS' DISCOUNTS                   PROCEEDS TO
                                   PUBLIC(1)            AND COMMISSIONS(2)                FORD CREDIT(2)(3)
                               --------------------    ---------------------------       -----------------------------------
Per Note.................              100%                    .050%-.600%                       99.950%-99.400%
Total(4).................      U.S. $6,000,000,000      U.S. $3,000,000-36,000,000        U.S. $5,997,000,000-5,964,000,000

- ------------
(1) Unless otherwise indicated in the applicable Pricing Supplement, Notes will be issued at 100% of their principal amount.
(2) Ford Credit will pay Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Daiwa Securities America Inc. or Nomura Securities International, Inc., each as Agent, a commission of from .050% to .600% of the principal amount at maturity of any Note sold through any of them as Agent, depending upon the maturity of such Note. Ford Credit also may sell the Notes to an Agent or other person, as principal, for resale or other distribution by such Agent or person at varying prices related to prevailing market prices as will be determined by such Agent or person at the time of such resale or other distribution. None of the proceeds from such resale or distribution of such Notes will be received by Ford Credit. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent or other person, as principal, will be purchased by such Agent or other person at a price equal to 100% of the principal amount thereof less applicable commissions. See "Plan of Distribution". Ford Credit has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
(3) Before deduction of estimated expenses of up to $2,544,000.
(4) Or the equivalent thereof in foreign currencies or currency units.

     The Notes are being offered on a continuing basis by Ford Credit through the Agents, who have agreed to use their best efforts to solicit purchases of such Notes, and also may be sold to an Agent or other person, as principal, for resale or other distribution. Ford Credit reserves the right to sell the Notes directly to investors on its own behalf. The Notes may be sold at the price to the public set forth above to dealers who later resell such Notes to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. There can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes. Ford Credit reserves the right to withdraw, cancel or modify the offer made hereby without notice. Ford Credit or any of the Agents may reject any order in whole or in part.

GOLDMAN, SACHS & CO.                                         MERRILL LYNCH & CO.
DAIWA SECURITIES AMERICA INC.              NOMURA SECURITIES INTERNATIONAL, INC.
                            ------------------------

           The date of this Prospectus Supplement is April   , 1994.

                              DESCRIPTION OF NOTES

     The following description of the particular terms of the Medium-Term Notes Due from 9 Months to 30 Years from Date of Issue (the "Notes", which term shall include the Foreign Currency Notes (as defined below) unless otherwise indicated herein) offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Debt Securities (as defined in the Prospectus) set forth in the Prospectus. The particular terms of the Notes sold pursuant to any Pricing Supplement will be described therein. Notes may be denominated in U.S. dollars or in foreign currencies or currency units ("Foreign Currency Notes") designated by Ford Motor Credit Company ("Ford Credit") from time to time. The Notes constitute one series of Debt Securities, unlimited as to principal amount, established by Ford Credit pursuant to the Indenture.

GENERAL

     The Notes offered by this Prospectus Supplement will be limited to an amount of up to U.S. $6,000,000,000 aggregate principal amount (or the equivalent thereof, at the Market Exchange Rate (as defined in "Special Provisions Relating to Foreign Currency Notes -- Payment Currency") on the applicable trade date, in one or more foreign currencies or currency units) less an amount equal to the aggregate principal amount of any other Debt Securities covered by the Registration Statement of which this Prospectus Supplement is a part and sold by Ford Credit. See "Plan of Distribution".

     The Notes will be offered on a continuing basis and will mature from 9 months to 30 years from their dates of issue. Fixed Rate Notes (as defined below) will mature on any day selected by the initial purchaser and agreed to by Ford Credit. Floating Rate Notes (as defined below) will mature on an Interest Payment Date (as defined below). Unless otherwise indicated in the applicable Pricing Supplement, Notes will not be subject to repayment or redemption prior to their Stated Maturity.

     The Notes will be unsecured obligations of Ford Credit and will rank prior to all subordinated indebtedness of Ford Motor Credit Company (parent company only) and pari passu with all other unsecured and unsubordinated indebtedness of Ford Motor Credit Company (parent company only). Notes will be issued in registered form only.

     Unless otherwise provided in the applicable Pricing Supplement, purchases of Notes will be subject to a minimum order of $100,000. Notes will be issued in registered form only.

     Unless issuance in definitive registered form is previously approved by Ford Credit and provision therefor is made in the applicable Pricing Supplement, Notes will be initially represented by one or more global securities (each a "Global Note") registered in the name of a nominee of The Depository Trust Company (the "Depository"). All Notes issued on the same day and having the same terms, including, but not limited to, the same currency, Interest Payment Dates, rate of interest, Stated Maturity and redemption provisions may be represented by a single Global Note. A beneficial interest in a Global Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Payments of principal and interest on Notes represented by a Global Note will be made by the Trustee to the Depository. See "Book-Entry Notes".

     Unless otherwise provided in the applicable Pricing Supplement, and except as otherwise specified herein, Notes in definitive registered form, other than Foreign Currency Notes, will be issued in denominations of $25,000 or any amount in excess thereof which is an integral multiple of $1,000. Notes in definitive registered form may be presented for registration of transfer or exchange at the corporate trust office of the Trustee in The City of New York. Except as provided below in "Special Provisions Relating to Foreign Currency Notes -- Payment of Principal and Interest", payments of the principal of and interest on definitive registered Notes will be made in immediately available funds at the corporate trust office of the Trustee in The City of New York, except that at the option of Ford Credit interest may be paid by check mailed to the address of the person entitled thereto.

     Notes may be issued in the form of zero-coupon notes that will be offered at a discount from the principal amount thereof due at the Stated Maturity of such Notes. There will be no periodic payments of interest on zero-coupon notes.

     An original issue discount note is a Note, including any zero-coupon note, that is issued at an issue price lower than the principal amount thereof and that provides that upon acceleration of the Maturity thereof an amount less than the principal amount thereof shall become due and payable. In the event of an acceleration of the Maturity of an original issue discount note, the amount payable to the Holder of such Note upon such acceleration will be determined in accordance with the terms of the Note, but will be an amount less than the amount payable at the Stated Maturity of the principal of such Note. In addition, a Note issued at a discount may, for federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon acceleration of Maturity of such Note.

     For a description of the rights attaching to Debt Securities under the Indenture, see "Description of Debt Securities" in the Prospectus. Unless otherwise specified in the applicable Pricing Supplement, the Notes will have the terms described below, except that references to interest payments and interest related information do not apply to zero-coupon notes.

INTEREST AND INTEREST RATES

     Each Note will bear interest at either (a) a fixed rate (the "Fixed Rate Notes") or (b) a floating rate determined by reference to an interest rate formula (the "Floating Rate Notes"), which may be adjusted by a Spread or Spread Multiplier (each as defined below). Any Floating Rate Note may also have any or all of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any Interest Period (as defined below); (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any Interest Period; and (iii) a fixed rate applicable to one or more Interest Periods. The applicable Pricing Supplement will designate a fixed rate per annum or one of the following interest rate bases as applicable to each Note: the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Treasury Rate or another interest rate base.

     Each Note will bear interest from its date of issue at the annual rate, or at a rate determined pursuant to an interest rate formula, stated therein and in the applicable Pricing Supplement, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at Maturity. Interest will be payable to the person in whose name a Note (or any Predecessor Note) is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date, subject to certain exceptions; provided, however, that the first payment of interest on any Note originally issued in certificated form between a Regular Record Date and an Interest Payment Date will be made on such Interest Payment Date to the person to whom the Note was originally issued. Interest rates and interest rate formulas are subject to change by Ford Credit from time to time, but no such change will affect any Note theretofore issued or that Ford Credit has agreed to sell. Each date on which interest is payable on a Note is referred to herein as an "Interest Payment Date". The Interest Payment Dates and the Regular Record Dates for Fixed Rate Notes shall be as described below under "Fixed Rate Notes". The Interest Payment Dates for Floating Rate Notes shall be as indicated in the applicable Pricing Supplement, and unless otherwise specified in the applicable Pricing Supplement, each Regular Record Date for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) next preceding each Interest Payment Date. If any Interest Payment Date for any Floating Rate Note would otherwise be a day that is not a Business Day (as defined below), the Interest Payment Date for such Floating Rate Note shall be the next succeeding Business Day, except that in the case of a LIBOR-based Note ("LIBOR Note"), if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. Except as otherwise provided in the applicable Pricing Supplement, "Business Day" means with respect to any Note, any day that is not a Saturday or Sunday and that, in The City of New York (or, with respect to LIBOR Notes, The City of New York or The City of London), is not a day on which banking institutions are generally authorized or obligated by law to close, provided that, with respect to Foreign Currency Notes only, such day also is not a day on which banking institutions are generally authorized or obligated by law to close in the capital city of the country of the Specified Currency (or, in the case of Foreign Currency Notes denominated in European Currency Units, Brussels).

     All percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

     The interest rate on each Floating Rate Note will be equal to (i) in the case of the period commencing on the issue date up to the first Interest Reset Date, or other Interest Period as provided in the applicable Pricing Supplement, a fixed rate of interest, and (ii) in the case of each period commencing on an Interest Reset Date, (a) the interest rate determined by reference to the specified interest rate base plus or minus the Spread, if any, or (b) the interest rate calculated by reference to the specified interest rate base multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points specified in the applicable Pricing Supplement as being applicable to such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Floating Rate Note.

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day for such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     For purposes of determining the rate of interest payable on Floating Rate Notes, Ford Credit will enter into an agreement with a reference agent (the "Reference Agent"), which agent shall be specified in the applicable Pricing Supplement. The Reference Agent shall advise Ford Credit and the Trustee of the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR, Treasury Rate or any other interest rate base pertaining to any Floating Rate Note. The Trustee will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of an interest determination made on the most recent interest determination date ("Interest Determination Date") with respect to such Note.

     The Interest Determination Date pertaining to an Interest Reset Date for a CD Rate Note (the "CD Interest Determination Date"), for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date") and for a Federal Funds Rate Note (the "Federal Funds Interest Determination Date") will be the second Business Day next preceding the Interest Reset Date. The

Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London business day (as defined below) preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

     The calculation date, where applicable, pertaining to any Interest Determination Date is the date on which the applicable interest rate is calculated and is the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day the next succeeding Business Day (the "Calculation Date").

     Interest on Floating Rate Notes will accrue from the date of issue or from the last date to which interest has been paid up to but excluding the next succeeding Interest Payment Date (each such time period an "Interest Period"). If the Maturity of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Maturity. With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate in effect on such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

     The applicable Pricing Supplement will specify the particular terms of each Floating Rate Note, including, but not limited to, the interest rate formula and the Spread or Spread Multiplier, if any, the maximum or minimum interest rate limitation, if any, the period to maturity of the instrument or obligation on which the interest rate formula is based (the "Index Maturity"), the initial interest rate, Interest Payment Dates, Regular Record Dates, Interest Reset Dates and any other applicable terms with respect to such Note.

     The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

  Fixed Rate Notes

     Each Fixed Rate Note will bear interest from its date of issue at the annual rate stated on the face thereof. Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for Fixed Rate Notes will be on March 15 and September 15 of each year and the Regular Record Dates will be March 1 and September 1, respectively. Unless otherwise indicated in the applicable Pricing Supplement, the first Interest Payment Date for a Fixed Rate Note represented by a Global Note issued between an Interest Payment Date and the Regular Record Date pertaining thereto shall be the Interest Payment Date next following such Interest Payment Date. Any payment of principal or interest required to be made on an Interest Payment Date or at Maturity of a Fixed Rate Note that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date or Maturity. Interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

  CD Rate Notes

     CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified on the face of the CD Rate Note and in the applicable Pricing Supplement, except that the initial interest rate for each CD Rate Note will be the rate specified in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the caption "CDs (Secondary Market)" or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date , the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in the daily statistical release entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York ("Composite Quotations") under the caption "Certificates of Deposit". If on the Calculation Date pertaining to such CD Interest Determination Date such rate is not yet published in either H.15(519) or Composite Quotations, then the CD Rate on such CD Interest Determination Date will be calculated by the Reference Agent and will be the arithmetic mean (rounded upward, if necessary, to the next higher one hundred-thousandth of a percentage point) of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Reference Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Reference Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such CD Interest Determination Date will be the interest rate in effect on such CD Interest Determination Date.

  Commercial Paper Rate Notes

     Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and in the applicable Pricing Supplement, except that the initial interest rate for each Commercial Paper Rate Note will be the rate specified in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as such rate is published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Commercial Paper Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper". If on the Calculation Date pertaining to such Commercial Paper Interest Determination Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate for that Commercial Paper Interest Determination Date shall be calculated by the Reference Agent and shall be the Money Market Yield of the arithmetic mean (each as rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Reference Agent as of 11:00 A.M., New York City time, on that Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA" or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Reference Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Commercial Paper Interest Determination Date will be the interest rate in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

                                           D X 360
               Money Market Yield =    -------------- X 100
                                       360 - (D X M)

where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

  Federal Funds Rate Notes

     Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement, except that the initial interest rate for each Federal Funds Rate Note will be the rate specified in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If on the Calculation Date pertaining to such Federal Funds Interest Determination Date, such rate is not yet published in either H.15(519) or Composite Quotations, the Federal Funds Rate for such Federal Funds Interest Determination Date will be calculated by the Reference Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading dealers of Federal Funds transactions in The City of New York selected by the Reference Agent as of 11:00 A.M., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if the dealers selected as aforesaid by the Reference Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Federal Funds Interest Determination Date will be the interest rate in effect on such Federal Funds Interest Determination Date.

  LIBOR Notes

     LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement, except that the initial interest rate for each LIBOR Note will be the rate specified in the applicable Pricing Supplement. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second day on which dealings in deposits in U.S. dollars are transacted in the London interbank market ("London business day") preceding such Interest Reset Date.

     Unless otherwise indicated in the applicable Pricing Supplement, LIBOR will be determined by the Reference Agent in accordance with the following provisions:

          (i) With respect to a LIBOR Interest Determination Date, LIBOR will be determined on the basis of the offered rate for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, which appears on Telerate Page 3750 as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If, on that LIBOR Interest Determination Date, LIBOR does not appear on Telerate Page 3750, LIBOR will be determined as described in (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which LIBOR does not appear on Telerate Page 3750 as specified in (i) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Reference Agent (the "Reference Banks") at approximately 11:00 A.M., London time, on that LIBOR Interest Determination Date to prime banks in the London interbank market having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Reference Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Reference Agent at approximately 11:00 A.M., New York City time, on that LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks in The City of New York selected as aforesaid by the Reference Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such LIBOR Interest Determination Date will be the interest rate in effect on such LIBOR Interest Determination Date.

  Treasury Rate Notes

     Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified in the Treasury Rate Note and in the applicable Pricing Supplement, except that the initial interest rate for each Treasury Rate Note will be the rate specified in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States
("Treasury bills") having the Index Maturity designated in the applicable
Pricing Supplement as published in H.15(519) under the heading "Treasury bills
- -- auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent, rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not otherwise reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Reference Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Reference Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Reference Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Treasury Rate Interest Determination Date will be the interest rate in effect on such Treasury Rate Interest Determination Date.

BOOK-ENTRY NOTES

     Global Notes will be deposited with, or on behalf of, the Depository and registered in the name of the Depository's nominee. Except as set forth below, a Global Note may not be transferred except as a whole by the Depository to another nominee of the Depository or to a successor of the Depository or a nominee of such successor.

     The Depository has advised as follows: It is a limited-purpose trust company which holds securities for its participating organizations (the "Participants") and facilitates the settlement among Participants of securities transactions in such securities through electronic book-entry changes in its Participants' accounts. Participants include securities brokers and dealers (including certain of the Agents), banks (including the Trustee) and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depository only through Participants or indirect participants.

     The Depository advises that its established procedures provide that (i) upon issuance of the Notes by Ford Credit the Depository will credit the accounts of Participants designated by the Agent through which each Note was sold (or by Ford Credit, if such Note was sold directly by Ford Credit) with the principal amounts of the Notes; and (ii) ownership of interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository, the Participants and the indirect participants. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Notes is limited to such extent.

     So long as a nominee of the Depository is the registered owner of the Global Notes, such nominee for all purposes will be considered the sole owner or holder of such Notes under the Indenture. Except as provided below, owners of beneficial interests in the Global Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form, and will not be considered the owners or holders thereof under the Indenture (as defined in the Prospectus).

     Neither Ford Credit, the Trustee, any Paying Agent nor the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Principal and interest payments on the Notes registered in the name of the Depository's nominee will be made by the Trustee to the Depository. Under the terms of the Indenture, Ford Credit and the Trustee will treat the persons in whose names the Notes are registered as the owners of such Notes for the purpose of receiving payment of principal and interest on the Notes and for all other purposes whatsoever. Therefore, neither Ford Credit, the Trustee nor any Paying Agent has any direct responsibility or liability for the payment of principal or interest on the Notes to owners of beneficial interests in the Global Notes. The Depository has advised Ford Credit and the Trustee that its present practice is to credit the accounts of the Participants on the appropriate payment date in accordance with their respective holdings in principal amount of beneficial interests in the Global Notes as shown on the records of the Depository, unless the Depository has reason to believe that it will not receive payment on such payment date. Payments by Participants and indirect participants to owners of beneficial interests in the Global Notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the Participants or indirect participants.

     If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by Ford Credit within 90 days, Ford Credit will issue Notes in definitive form in exchange for the Global Notes. In addition, Ford Credit may at any time determine not to have the Notes represented by Global Notes and, in such event, will issue Notes in definitive form in exchange for the Global Notes. In either instance, an owner of a beneficial interest in the Global Notes will be entitled to have Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued in denominations of $25,000 (or such other denomination as shall be specified by Ford Credit) or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

GOVERNING LAW

     The Indenture, the Notes and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

                         SPECIAL PROVISIONS RELATING TO
                             FOREIGN CURRENCY NOTES

GENERAL

     Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars, payments of principal of and interest on the Notes will be made in U.S. dollars and payment of the purchase price of the Notes must be made in immediately available funds. If any of the Notes are to be denominated in a currency or currency unit other than U.S. dollars (a "Specified Currency"), the following provisions shall apply in addition to, and to the extent inconsistent therewith shall replace, the description of general terms and provisions of Notes set forth in the accompanying Prospectus and elsewhere in this Prospectus Supplement.

     A Pricing Supplement with respect to any Foreign Currency Note (which may include information with respect to applicable current foreign exchange controls) is a part of this Prospectus and Prospectus Supplement. Any information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

CURRENCIES

     Ford Credit may offer Foreign Currency Notes denominated in Australian dollars, Canadian dollars, Danish kroner, Dutch guilders, Italian lire, New Zealand dollars, ECU or other Specified Currencies, including other composite currencies. Unless otherwise indicated in the applicable Pricing Supplement, purchasers are required to pay for Foreign Currency Notes in the Specified Currency. At the present time there are limited facilities in the United States for conversion of U.S. dollars into the Specified Currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested on or prior to the fifth Business Day preceding the date of delivery of the Foreign Currency Notes, or by such other day as determined by the Agent who presents such offer to purchase Foreign Currency Notes to Ford Credit, such Agent is prepared to arrange for the conversion of U.S. dollars into the Specified Currency set forth in the applicable Pricing Supplement to enable the purchasers to pay for the Foreign Currency Notes. Each such conversion will be made by the Agents on such terms and subject to such conditions, limitations and charges as the Agents may from time to time establish in accordance with their regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Notes.

     Specific information about the Specified Currency or currency units in which a particular Foreign Currency Note is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable Pricing Supplement and, in the case of a composite currency, a description thereof and a description of provisions for payment in the event such composite currency is no longer used for the purposes for which it was established.

PAYMENT OF PRINCIPAL AND INTEREST

     The principal of and interest on Foreign Currency Notes is payable by Ford Credit in the Specified Currency. Currently, banks do not generally offer non-U.S. dollar denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, a Holder of Foreign Currency Notes will be paid in U.S. dollars converted from the Specified Currency unless such Holder elects to be paid in the Specified Currency, or as otherwise specified in the applicable Pricing Supplement.

     Any U.S. dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by an agent for Ford Credit specified in the applicable Pricing Supplement (the "Exchange Rate Agent") at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of the Foreign Currency Note by deductions from such payments.

     Unless otherwise indicated in the applicable Pricing Supplement, a Holder of Foreign Currency Notes may elect to receive payment of the principal of and interest on the Foreign Currency Notes in the Specified Currency by transmitting a written request for such payment to the corporate trust office of the Trustee in The City of New York on or prior to the Regular Record Date or at least sixteen days prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A Holder of a Foreign Currency Note may elect to receive payment in the Specified Currency for all principal and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the Regular Record Date or at least sixteen days prior to Maturity, as the case may be. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

     Interest on Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified in the accompanying Prospectus and this Prospectus Supplement for interest on Notes denominated in U.S. dollars. Interest on Foreign Currency Notes paid in the Specified Currency will be paid by check mailed on the relevant Interest Payment Date to the persons entitled thereto or, at the option of Ford Credit, by wire transfer to a bank account maintained by the Holder in the country of the Specified Currency. The principal of Foreign Currency Notes, together with interest accrued and unpaid thereon, due at Maturity will be paid by check upon surrender of such Notes at the corporate trust office of the Trustee in The City of New York, or, at the option of Ford Credit, by wire transfer to such bank account.

OUTSTANDING FOREIGN CURRENCY NOTES

     Under the Indenture, the principal amount of any Foreign Currency Note at any time Outstanding shall be deemed to be the U.S. dollar equivalent, determined as of the date Ford Credit agreed to sell such Foreign Currency Note (the "trade date"), of the principal amount of such Foreign Currency Note.

PAYMENT CURRENCY

     If a Specified Currency is not available for the payment of principal or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond the control of Ford Credit, Ford Credit will be entitled to satisfy its obligations to Holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable Pricing Supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency will not constitute a default under the Indenture.

                             FOREIGN CURRENCY RISKS

     An investment in the Foreign Currency Notes entails significant risks (over which Ford Credit has no control) that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the Specified Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments, which risks generally depend on economic and political events. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and such volatility may occur in the future. The exchange rate between the U.S. dollar and a foreign currency or currency unit is at any moment a result of the supply and demand for such currencies, and changes in the rate result over time from the interaction of many factors, among which are rates of inflation, interest rate levels, balances of payments and the extent of governmental surpluses or deficits in the countries of such currencies. These factors are in turn sensitive to the monetary, fiscal and trade policies pursued by such governments and those of other countries important to international trade and finance. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Note. Depreciation of the Specified Currency applicable to a Foreign Currency Note against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of such Note, in the U.S. dollar-equivalent value of the principal repayable at Maturity of such Note and, generally, in the U.S. dollar-equivalent market value of such Note.

     Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. Governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. Governments in fact use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing Notes that are denominated in a foreign currency or currency unit is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the Foreign Currency Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments, affecting the U.S. dollar or any applicable currency or currency unit.

     Unless otherwise indicated in the applicable Pricing Supplement, Foreign Currency Notes will not be sold in, or to residents of, the country of the Specified Currency in which particular Foreign Currency Notes are denominated. Ford Credit disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal and interest on Foreign Currency Notes. Such persons should consult their own legal advisors with regard to such matters.

     THE PROSPECTUS, INCLUDING THIS PROSPECTUS SUPPLEMENT, DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES THAT RESULT FROM SUCH NOTES BEING DENOMINATED IN A FOREIGN CURRENCY OR CURRENCY UNIT EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN FOREIGN CURRENCY NOTES. FOREIGN CURRENCY NOTES MAY NOT BE AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

                             UNITED STATES TAXATION

     The following summary of the principal United States federal income tax consequences of the ownership of a Note is based on the advice of Sullivan & Cromwell, special tax counsel to Ford Credit and Shearman & Sterling, special tax counsel for the underwriters or Agents. Such advice is based on the United States federal income tax laws as in effect on the date of this Prospectus Supplement. It deals only with Notes held as capital assets and does not deal with special classes of Holders, such as dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, persons holding Notes as a hedge or hedged against currency risk or as part of a straddle or conversion transaction, or United States Holders whose functional currency is other than United States dollars. It also does not deal with Holders other than original purchasers. The tax consequences of holding a particular Note will depend, in part, on the particular terms of such Note as set forth in the applicable Pricing Supplement.

     Prospective purchasers of Notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction of the ownership of Notes.

UNITED STATES PERSONS

     For purposes of the following discussion, "United States person" means an individual who is a citizen or resident of the United States for United States federal income tax purposes, an estate or trust subject to United States federal income taxation without regard to the source of its income, or a corporation, partnership or other entity created or organized in or under the laws of the United States or any State. The following discussion pertains only to a Holder of a Note who is a "United States person".

  Payments of Interest on Notes Which Are Not Discount Notes

     Interest on a Note (whether payable in United States dollars or in other than United States dollars), other than original issue discount on a Discount Note (as defined below under "Original Issue Discount -- General"), will be taxable to a Holder as ordinary interest income at the time it is accrued or is paid in accordance with the Holder's method of accounting for tax purposes. If payment is made in other than United States dollars, the amount of income will be the United States dollar value of the amount paid based on the exchange rate in effect on the date of receipt or, in the case of an accrual basis Holder, based on the average exchange rate in effect during the interest accrual period, in either case, regardless of whether the payment is in fact converted into United States dollars. Upon receipt of an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note, paid in other than United States dollars, exchange gain or loss (i) will be recognized by an accrual basis Holder measured by the difference between the interest accrued at the average exchange rate and that amount of interest translated into United States dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Note, as the case may be, and
(ii) will be treated as ordinary gain or loss. Accrual basis Holders may determine the United States dollar value of any interest income accrued in other than United States dollars under an alternative method as described below under "Spot Rate Conversion Election."

ORIGINAL ISSUE DISCOUNT

     General. A Note will be treated as issued at an original issue discount (a "Discount Note") if the excess of the Note's "stated redemption price at maturity" over its issue price equals or exceeds 1/4 of 1 percent of such Note's stated redemption price at maturity multiplied by the number of complete years to its maturity. Generally, the issue price of a Note will be the initial offering price to the public at which a substantial amount of the Notes are sold. The "stated redemption price at maturity" of a Note is the total of all payments provided by the Note that are not payments of "qualified stated interest". A "qualified stated interest" payment is generally any one of a series of stated interest payments on a Note that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods). Special rules for Variable Rate Notes (as defined below under "Original Issue Discount -- Variable Rate Notes") are described below under "Original Issue Discount -- Variable Rate Notes".

     In general, if the excess, if any, of a Note's stated redemption price at maturity over its issue price is not sufficient, under the rules described above, to cause the Note to be a Discount Note, then such excess, if any, constitutes "de minimis original issue discount". Unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made, a United States Holder of a Note with de minimis original issue discount must include such de minimis original issue discount in income as stated principal payments on the Note are made. The includible amount with respect to each such payment will equal the product of the total amount of the Note's de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.

     United States Holders of Discount Notes having a maturity of more than one year from their date of issue must include original issue discount in income before the receipt of cash attributable to such income. The amount of original issue discount includible in income by a United States Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to the Discount Note for each day during the taxable year or portion of the taxable year in which the United States Holder holds such Discount Note ("accrued original issue discount"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the original issue discount allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the United States Holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs either on the final or first day of an accrual period. The amount of original issue discount allocable to an accrual period equals the excess of (a) the product of the Discount Note's adjusted issue price at the beginning of the accrual period and such Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Note allocable to the accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is (x) the sum of the issue price of such Note and the accrued original issue discount for each prior accrual period less (y) any prior payments on the Note that were not qualified stated interest payments. For purposes of determining the amount of original issue discount allocable to an accrual period, if an interval between payments of qualified stated interest on the Note contains more than one accrual period, then the amount of qualified stated interest payable at the end of such interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated pro rata on the basis of relative lengths to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between (x) the amount payable at the maturity of the Note (other than any payment of qualified stated interest) and
(y) the Note's adjusted issue price as of the beginning of the final accrual period.

     United States Holders generally will have to include in income increasingly greater amounts of original issue discount over the life of the Note.

     Acquisition Premium. A United States Holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce the daily portions of original issue discount by a fraction, the numerator of which is the excess of the United States Holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

     Market Discount. A Note, other than a Note that matures one year or less from the date of its issuance (a "short-term Note"), will be treated as purchased at a market discount (a "Market Discount Note") if (i) the amount for which a United States Holder purchased the Note is less than the Note's issue price (as determined above under "Original Issue Discount -- General") and (ii) the Note's stated redemption price at maturity or, in the case of a Discount Note, the Note's "revised issue price," exceeds the amount for which the United States Holder purchased the Note by at least 1/4 of 1 percent of such Note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the Note's maturity. If the excess, if any, referred to in the preceding sentence is not sufficient to cause the Note to be a Market Discount Note, then such excess constitutes "de minimis market discount". For these purposes, the revised issue price of a Note generally equals its issue price, increased by the amount of any original issue discount that has accrued on the Note.

     Any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a United States Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Note. Such an election shall apply to all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Service.

     Market discount on a Market Discount Note will accrue on a straight-line basis unless the United States Holder elects to accrue such market discount on a constant yield to maturity basis. Such an election shall apply only to the Note with respect to which it is made and may not be revoked without the consent of the Service. A United States Holder of a Market Discount Note who does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

     Pre-Issuance Accrued Interest. If (i) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the Note is to be made within one year of the Note's issue date and (iii) such payment will equal or exceed the amount of pre-issuance accrued interest, then the United States Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest, in which case a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

     Notes Subject to Contingencies Including Optional Redemption. In general, if a Note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, the yield and maturity of the Note are determined by assuming that the payments will be made according to the Note's stated payment schedule. If, however, based on all the facts and circumstances as of the issue date, it is more likely than not that the Note's stated payment schedule will not occur, then, in general, the yield and maturity of the Note are computed based on the payment schedule most likely to occur.

     Notwithstanding the general rules for determining yield and maturity in the case of Notes subject to contingencies, if Ford Credit has an unconditional option or options to redeem a Note, or the Holder has an unconditional option or options to cause a Note to be repurchased, prior to the Note's stated maturity, then (i) in the case of an option or options of Ford Credit, Ford Credit will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Note and (ii) in the case of an option or options of the Holder, the Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Note. For purposes of those calculations, the yield on the Note is determined by using any date on which the Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount payable at maturity.

     If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the Note is repaid as a result of a change in circumstances and solely for purposes of the accrual of OID, the yield and maturity of the Note are redetermined by treating the Note as reissued on the date of the change in circumstances for an amount equal to the Note's adjusted issue price on that date.

     Election to Treat All Interest as Original Issue Discount. A United States Holder may elect to include in gross income all interest that accrues on a Note using the constant yield method described above under the heading "Original Issue Discount -- General," with the modifications described below. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Notes Purchased at a Premium") or acquisition premium.

     In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing United States Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing United States Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the Service. If this election is made with respect to a Note with amortizable bond premium, then the electing United States Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by such electing United States Holder as of the beginning of the taxable year in which the Note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the Service.

     If the election to apply the constant yield method to all interest on a
Note is made with respect to a Market Discount Note, then the electing United States Holder will be treated as having made the election discussed above under "Original Issue Discount -- Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such United States Holder.

     Variable Rate Notes. A "Variable Rate Note" is a Note that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of (1) the product of (x) the total noncontingent principal payments, (y) the number of complete years to maturity from the issue date and
(z) .015, or (2) 15 percent of the total noncontingent principal payments, and
(ii) provides for stated interest compounded or paid at least annually at (1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

     A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated or (ii) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than zero but not more than 1.35, or (b) a fixed multiple greater than zero but not more than 1.35, increased or decreased by a fixed rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected to significantly affect the yield on the Note.

     An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on (i) one or more qualified floating rates, (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the debt instrument is denominated, (iii) the yield or changes in the price of one or more actively traded items of personal property other than stock or debt of the issuer or a related party, or (iv) a combination of objective rates. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds. Under these rules, Commercial Paper Rate Notes, LIBOR Notes, Treasury Rate Notes, CD Rate Notes, and Federal Funds Rate Notes will generally be treated as Variable Rate Notes.

     In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the
Note is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Note.

     If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or objective rate, or at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the Note are generally determined by (i) determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the Note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

     If a Variable Rate Note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

     Short-Term Notes. In general, an individual or other cash basis United States Holder of a short-term Note is not required to accrue original issue discount (as explained in the following paragraph) for United States federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the income is received). Accrual basis United States Holders and certain other United States Holders, including banks, regulated investment companies, dealers in securities, common trust funds, United States Holders who hold Notes as part of certain identified hedging transactions, certain pass-through entities and cash basis United States Holders who so elect, are required to accrue original issue discount on short-term Notes on either a straight-line basis or under the constant yield method (based on daily compounding), at the election of the United States Holder. In the case of a United States Holder not required and not electing to include original issue discount in income currently, any gain realized on the sale or retirement of the short-term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (unless an election is made to accrue the original issue discount under the constant yield method) through the date of sale or retirement. United States Holders who are not required and do not elect to accrue original issue discount on short-term Notes will be required to defer deductions for interest on borrowings allocable to short-term Notes in an amount not exceeding the deferred income until the deferred income is realized.

     For purposes of determining the amount of original issue discount subject to these rules, all interest payments on a short-term Note, including stated interest, are included in the short-term Note's stated redemption price at maturity.

     Foreign Currency Discount Notes. Original issue discount for any accrual period on a Discount Note that is denominated in a Specified Currency will be determined in the Specified Currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States Holder, as described under "Payments of Interest". Upon receipt of an amount attributable to original issue discount (whether in connection with a payment of interest or the sale or retirement of a Note), a United States Holder may recognize ordinary income or loss.

  Purchase, Sale and Retirement of the Notes

     A United States Holder's tax basis in a Note will generally be its U.S. dollar cost (as defined below), increased by the amount of any original issue discount or market discount included in the United States Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis original issue discount and de minimus market discount included in the United States Holder's income with respect to the Note, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. The U.S. dollar cost of a Note purchased with a Specified Currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the purchase.

     A United States Holder will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. The amount realized on a sale or retirement for an amount in a Specified Currency will be the U.S. dollar value of such amount on the date of sale or retirement or, in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, sold by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the sale. Except to the extent described above under "Original Issue Discount -- Short-Term Notes" or "Original Issue Discount -- Market Discount" or described in the next succeeding paragraph or attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

     Gain or loss recognized by a United States Holder on the sale or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

  Exchange of Specified Currency

     The tax basis of a Specified Currency generally will be the United States dollar value of the Specified Currency amount on the date such Specified Currency is purchased. Specified Currency received as interest on a Foreign Currency Note or on the sale or retirement of a Foreign Currency Note will have a tax basis equal to its United States dollar value at the time such interest is received or at the time payment is received in consideration of such sale or retirement. The amount of gain or loss recognized on a sale or other disposition of the Specified Currency will be equal to the difference between (i) the amount of United States dollars, or the fair market value in United States dollars of the other currency or property received in the sale or other disposition, and
(ii) the tax basis of the Specified Currency.

     Accordingly, a Holder that converts United States dollars to a Specified Currency and immediately uses such Specified Currency to purchase a Foreign Currency Note ordinarily would not realize gain or loss in connection with such conversion and purchase. However, a Holder that purchases a Foreign Currency Note with a previously owned Specified Currency would recognize exchange gain or loss in an amount equal to the difference, if any, between such Holder's tax basis in the Specified

Currency and the United States dollar fair market value on the date of purchase of a Foreign Currency Note. Generally, any such gain or loss will be ordinary gain or loss.

  Spot Rate Conversion Election

     A Holder may elect to translate original issue discount (and, in the case of an accrual basis Holder, accrued interest) into United States dollars at the exchange rate in effect on the last day of an accrual period for the original issue discount or interest, or in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year. Additionally, if a payment of original issue discount or interest is actually received within 5 business days of the last day of the accrual period or taxable year, an electing Holder may instead translate such original issue discount or accrued interest into United States dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the Holder, and will be irrevocable without the consent of the Internal Revenue Service.

  Notes Purchased at a Premium

     A Holder that purchases a Note for an amount in excess of its principal amount may elect to treat such excess as "amortizable bond premium", in which case the amount required to be included in the Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. Amortizable bond premium on a Foreign Currency Note will be calculated in the Specified Currency and will offset the amount of interest received or accrued as determined in the Specified Currency. Exchange gain or loss will be recognized with respect to amortized bond premium based on the difference between the exchange rate on the date the Holder acquired the Foreign Currency Note and the exchange rate on the date such premium is treated as received, and will be ordinary gain or loss. Any such election shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the Holder, and is irrevocable without the consent of the Internal Revenue Service. See also "Original Issue Discount -- Election to Treat All Interest as Original Issue Discount".

NON-UNITED STATES PERSONS

     Under the United States federal income tax laws as in effect on the date of this Prospectus Supplement and subject to the discussion of backup withholding below, payments of principal, premium, if any, and interest, including original issue discount, by Ford Credit or its agent (in its capacity as such) to any Holder of a Note who is not a United States person will not be subject to United States federal withholding tax provided, in the case of premium, if any, and interest, including original issue discount, that (i) such Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Ford Credit entitled to vote, (ii) such non-United States person is not a controlled foreign corporation for United States tax purposes that is related to Ford Credit through stock ownership, and (iii) either (A) the beneficial owner of the Note certifies to Ford Credit or its agent, under penalties of perjury, that he is a non-United States person and provides his name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to Ford Credit or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

     If a Holder of a Note who is not a United States person is engaged in a trade or business in the United States and interest, including original issue discount, or premium, if any, on the Note is effectively connected with the conduct of such trade or business, such Holder, although exempt from the withholding tax discussed in the preceding paragraph, may be subject to United States income tax on such interest, and original issue discount, and premium, if any, in the same manner as if it were a United States person.

     Any capital gain realized upon retirement or disposition of a Note by a Holder who is not a United States person will not be subject to United States federal income or withholding taxes unless such gain is effectively connected with a United States trade or business of the Holder, or in the case of an individual, such Holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions apply.

     Notes held by an individual who is neither a citizen nor a resident of the United States for United States federal income tax purposes at the time of such individual's death will not be subject to United States federal estate tax provided that the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Ford Credit entitled to vote and the income from the Notes was not or would not have been effectively connected with a United States trade or business of such individual at the time of death.

BACKUP WITHHOLDING

     "Backup" withholding and information reporting requirements apply to certain payments of principal, premium, if any, and interest (including original issue discount) on an obligation, and to proceeds of the sale or redemption of a Note to certain noncorporate United States persons and non-United States persons that are subject to United States federal income tax on a net income basis. Ford Credit, its agent, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment if the Holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such Holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain Holders (including, among others, all corporations and persons who are not United States persons) are not subject to the backup withholding and reporting requirements.

     Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by Ford Credit or any agent thereof (in its capacity as such) to a Holder of a Note with respect to which the Holder has provided required certification under penalties of perjury that it is not a United States person as set forth in clause (iii) in the first paragraph under "Non-United States Persons" and that certain other conditions apply, or has otherwise established an exemption (provided that neither Ford Credit nor such agent has actual knowledge that the Holder is a United States person or the conditions of any other exemption are not in fact satisfied).

     Payment of the proceeds from the sale of a Note to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business, information reporting may apply to such payments. Payment of the proceeds from a sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

     Any amounts withheld under the backup withholding rules from a payment to a Holder would be allowed as a refund or a credit against such Holder's United States federal income tax provided that the required information is furnished to the United States Internal Revenue Service.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO

THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     The Notes are offered on a continuing basis by Ford Credit through the Agents, who have agreed to use their best efforts to solicit purchases of the Notes. Ford Credit also may sell the Notes to an Agent or other person, as principal, for resale or other distribution by such Agent or person at varying prices related to prevailing market prices as will be determined by such Agent or person at the time of such resale or other distribution, which prices may be higher or lower than the price to the public set forth herein. Ford Credit reserves the right to sell Notes directly to investors on its own behalf. Unless otherwise agreed by Ford Credit and the Agents, Ford Credit will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of such Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes in whole or in part. Ford Credit will pay each Agent a commission of from .050% to .600% of the principal amount of Notes, depending on the Maturity of such Notes. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent or other person, as principal, will be purchased by such Agent or other person at a price equal to 100% of the principal amount thereof and Ford Credit will pay to such Agent or other person an underwriting commission equal to or less than the commission applicable to any agency sale of a Note of identical maturity.

     In addition, an Agent may resell any Note purchased by it as principal to another broker-dealer at prices determined by the Agent at the time of resale and, unless otherwise specified in the applicable Pricing Supplement, may pay such broker-dealer a discount not in excess of 66 2/3% of the discount received by the Agent from Ford Credit.

     Payment of the purchase price of the Notes is required to be made in funds immediately available in The City of New York.

     The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Ford Credit has agreed to indemnify the Agents against certain liabilities, including liabilities under that Act.

     Ford Credit has been advised by the Agents that they may from time to time make a market in the Notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. Further, each of the Agents may from time to time purchase and sell Notes in the secondary market, but is not obligated to do so. No assurance can be given as to the liquidity of the trading market for the Notes.

     In addition to offering Notes as described herein, Debt Securities having terms substantially similar to the terms of the Notes offered hereby (but constituting a separate series of Debt Securities for purposes of the Indenture) may be offered concurrently with the offering of the Notes, on a continuing basis outside the United States by Ford Credit. Any sales of such Debt Securities will reduce the principal amount of Notes which may be offered by this Prospectus Supplement and the Prospectus.

                            ------------------------

     The following information, which is being disclosed pursuant to Florida law, is accurate as of the date of this Prospectus Supplement:
Autolatina-Comercio, Negocios e Participacoes Ltda., a Brazilian company ("Autolatina"), is a joint venture between Ford Motor Company ("Ford") and Volkswagen AG in which Ford has a 49% ownership interest. Autolatina occasionally sells vehicles to persons located in Cuba. Each such sale is made pursuant to a specific license granted to Ford by the U.S. Department of Treasury. The last such sale, which involved one medical supply vehicle, was made to Cubanacan in April 1991. Current information concerning Autolatina's or its Ford-related affiliates' business dealings with the government of Cuba or with persons located in Cuba may be obtained from the State of Florida Department of Banking and Finance at The Capitol Building, Suite 1401, Tallahassee, Florida 32399-0350 (telephone number 940-488-0545).

- ------------------------------------------------------
- ------------------------------------------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) OR THE PROSPECTUS, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FORD CREDIT OR FORD MOTOR COMPANY SINCE THE DATE HEREOF, OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SINCE ITS DATE.
                               ------------------
                               TABLE OF CONTENTS

                                        PAGE
                                        -----
        PROSPECTUS SUPPLEMENT
Description of Notes..................    S-2
Special Provisions Relating to Foreign
  Currency Notes......................   S-10
Foreign Currency Risks................   S-12
United States Taxation................   S-13
Plan of Distribution..................   S-22
              PROSPECTUS
Available Information.................      2
Incorporation of Certain Documents by
  Reference...........................      2
Information Concerning Ford Credit....      3
Ford Motor Credit Company and
  Subsidiaries -- Selected Financial
  Data................................      4
Information Concerning Ford...........      6
Selected Financial Data and Other Data
  of Ford.............................      7
Financial Review of Ford..............      8
Industry Data and Market Share of
  Ford................................     13
Use of Proceeds.......................     13
Ratio of Earnings to Fixed Charges....     13
Description of Debt Securities........     14
Plan of Distribution..................     20
Legal Opinions........................     21
Experts...............................     21

- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                              U.S. $6,000,000,000

                                   FORD MOTOR
                                 CREDIT COMPANY

                               MEDIUM-TERM NOTES
                               ------------------

                                     [LOGO]

                               ------------------
                              GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.

                         DAIWA SECURITIES AMERICA INC.

                     NOMURA SECURITIES INTERNATIONAL, INC.

- ------------------------------------------------------
- ------------------------------------------------------

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL   , 1994.

                              U.S. $6,000,000,000

                           FORD MOTOR CREDIT COMPANY
                             EURO MEDIUM-TERM NOTES
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE
                            ------------------------

     Ford Credit may offer from time to time its Euro Medium-Term Notes in an aggregate principal amount of up to U.S. $6,000,000,000 or the equivalent in foreign currencies or ECU. The Notes will bear interest at either fixed or floating rates and will have Stated Maturities from nine months to thirty years from the date of issue. The currency of denomination, Stated Maturity and price to public of a Note, together with the interest rate (if such Note is a Fixed Rate Note), or the interest rate formula, as adjusted by any Spread or Spread Multiplier (if such Note is a Floating Rate Note), will be established by Ford Credit and set forth in the applicable Pricing Supplement.
     Interest on each Fixed Rate Note will be payable on September 15 of each year, unless otherwise set forth in the applicable Pricing Supplement, and at Maturity. Interest on each Floating Rate Note will be payable on the dates set forth in the applicable Pricing Supplement and at Maturity.
     The Notes will be issued only in bearer form and are therefore subject to United States tax law requirements. Subject to certain exceptions, Notes may not be offered, sold or delivered within the United States or to United States persons. Notes will be represented initially by interests in Temporary Global Notes to be delivered to a common depositary outside the United States for Euroclear and CEDEL. Interests in such a Temporary Global Note will be exchangeable for interests in a Permanent Global Note no earlier than the 40th day after the date of issuance of such Temporary Global Note upon certification in the form required by United States tax laws. Interests in a Permanent Global Note will be exchangeable, upon 30 days' notice, for definitive Notes with coupons attached. See "Description of Notes".
     Payments on the Notes will be made without deduction for United States withholding taxes to the extent described herein. The Notes may be redeemed at par if, at any time, certain withholding taxes are payable. In addition, the Notes may be or may be required to be redeemed at par if, at any time, certain certification, identification or information reporting requirements are imposed. See "Description of Notes".
     Application has been made to list the Notes on the Luxembourg Stock
Exchange.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
       OFFENSE.
                            ------------------------

                                          PRICE TO             AGENTS' DISCOUNTS                   PROCEEDS TO
                                         PUBLIC(1)            AND COMMISSIONS(2)                FORD CREDIT(2)(3)
                                     ------------------    -------------------------    ----------------------------------
Per Note..........................          100%                  .050%-.600%                    99.950%-99.400%
Total(4)..........................     U.S. $6,000,000,000    U.S.  $3,000,000-36,000,000      U.S. $5,997,000,000-5,964,000,000

- ------------
    (1) Unless otherwise indicated in the applicable Pricing Supplement, Notes will be issued at 100% of their principal amount.
    (2) Ford Credit will pay Goldman Sachs International, Merrill Lynch International Limited or CS First Boston Limited, each as Agent, a commission of from .050% to .600% of the principal amount of any Note sold through any of them as Agent, depending upon the maturity of such Note. Ford Credit also may sell the Notes to an Agent or other person, as principal, for resale or other distribution by such Agent or person at such prices as will be determined by such Agent or person at the time of such resale or other distribution. None of the proceeds from such resale or distribution of such Notes will be received by Ford Credit. Notes sold to an Agent or other person, as principal, will be sold to such Agent or person at prices to be determined at the time of sale and set forth in the applicable Pricing Supplement. Ford Credit has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
    (3) Before deduction of estimated expenses of up to $2,544,000.
    (4) Or the equivalent thereof in foreign currencies or ECU.
     The Notes are being offered on a continuing basis by Ford Credit through the Agents, who have agreed to use their best efforts to solicit purchases of such Notes, and also may be sold to an Agent or other person, as principal, for resale or other distribution. Ford Credit reserves the right to sell the Notes directly to investors on its own behalf. The Notes may be sold at the price to the public set forth above to dealers who later resell such Notes to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. There can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes. Ford Credit reserves the right to withdraw, cancel or modify the offer made hereby without notice. Ford Credit or any of the Agents may reject any order in whole or in part.

GOLDMAN SACHS INTERNATIONAL                  MERRILL LYNCH INTERNATIONAL LIMITED
                                CS FIRST BOSTON
                            ------------------------

           The date of this Prospectus Supplement is April   , 1994.

                  CAPITALIZATION OF FORD MOTOR CREDIT COMPANY
                         AND CONSOLIDATED SUBSIDIARIES

     The capitalization of Ford Credit and its consolidated subsidiaries as of December 31, 1993, and the additional long-term indebtedness represented by estimated additional long-term indebtedness placed from January 1, 1994 through March 31, 1994, are as follows (in millions):

                                                                                       ADDITIONAL
                                                                OUTSTANDING            LONG-TERM
                                                             DECEMBER 31, 1993        INDEBTEDNESS
                                                             ------------------       ------------
SENIOR INDEBTEDNESS, UNSECURED
     Short-term
          Commercial paper................................       $ 24,506.1
          Other short-term debt(1)........................          1,001.0
                                                                 ----------
            Net short-term senior indebtedness............         25,507.1
     Long-term debt payable within one year...............          7,882.6
     Long-term notes and debentures.......................         25,480.0
Estimated additional long-term indebtedness placed from
  January 1, 1994 through March 31, 1994(2)...............               --             $3,186.0
                                                                 ----------
            Total senior indebtedness, unsecured..........         58,869.7
                                                                 ----------
SUBORDINATED LONG-TERM INDEBTEDNESS, UNSECURED
     Convertible subordinated debentures..................              0.5
                                                                 ----------
            Total subordinated long-term indebtedness,
               unsecured..................................              0.5
                                                                 ----------
STOCKHOLDER'S EQUITY
     Capital stock, par value $100 a share (250,000 shares
          authorized, issued and outstanding).............             25.0
     Paid-in surplus (contributions by stockholder).......            917.3
     Unrealized gain on marketable equity securities, net
       of taxes...........................................             17.8
     Foreign currency translation adjustments.............            (85.3)
     Earnings retained for use in the business............          4,899.9
                                                                 ----------
            Total stockholder's equity....................          5,774.7
                                                                 ----------
TOTAL CAPITALIZATION......................................       $ 64,644.9
                                                                 ----------
                                                                 ----------

- ------------
       (1) Includes $150 million with an affiliated company.

       (2) Additional long-term indebtedness placed from January 1, 1994 through March 31, 1994 includes U.S. $1,812 million (estimated) of continuously offered Notes at rates of 4.30% to 7.20%, Cdn $26 million (estimated) of continuously offered Guaranteed Notes at rates of 4.55% to 7.70%, $500 million of 5 5/8% Notes due January 15, 1999, A $75 million of 6 3/4% Guaranteed Notes due February 25, 1999, $300 million 6 1/2% Notes due February 15, 2006 and $500 million of 5 5/8% Notes due March 3, 1997.

           DIRECTORS AND PRINCIPAL EXECUTIVE OFFICERS OF FORD CREDIT

M.E. Bannister,
Vice President

J.D. Bringard,
Vice President-General Counsel

J.G. Clissold,
Director and
Executive Vice President

K.J. Coates,
Director and
Executive Vice President

A.H. Fletcher,
Vice President

E.B. Ford II,
Director and
President

J.L. Heimlicher,
Vice President

T.N. Hynes,
Vice President

M.I. Auld,
Director and
Executive Vice President

R.E. Maise,
Vice President

D.N. McCammon,
Director

W.E. Odom,
Director and
Chairman of the Board

A.J. Salmon,
Vice President

W.O. Staehlin,
Vice President-Treasurer

R.D. Warner,
Director and
Executive Vice President

D.J. Wennerberg,
Vice President

K. Whipple,
Director

M.D. Young,
Vice President

 All of the above-named persons are full-time employees of Ford or Ford Credit.

                              DESCRIPTION OF NOTES

     The following description of the particular terms of the Euro Medium-Term Notes Due from 9 Months to 30 Years from Date of Issue (the "Notes", which term shall include the Foreign Currency Notes (as defined below) unless otherwise indicated herein) offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Debt Securities (as defined in the Prospectus) set forth in the Prospectus. The particular terms of the Notes sold pursuant to any Pricing Supplement will be described therein. Notes may be denominated in U.S. dollars or in foreign currencies or in European Currency Units ("ECU") as designated by Ford Motor Credit Company ("Ford Credit") from time to time. The Notes constitute one series of Indenture Securities established by Ford Credit pursuant to the Indenture. The principal amount of Indenture Securities in such series is unlimited under the Indenture.

GENERAL

     The Notes offered by this Prospectus Supplement will be limited to an amount of up to U.S. $6,000,000,000 aggregate principal amount (or the equivalent thereof, at the Market Exchange Rate (as defined in "Special Provisions Relating to Foreign Currency Notes--Payment Currency") on the applicable trade date, in one or more foreign currencies or ECU), less an amount equal to the aggregate principal amount of any other Debt Securities covered by the Registration Statement of which this Prospectus Supplement is a part and sold by Ford Credit. See "Plan of Distribution".

     The Notes will be offered on a continuing basis and will mature from 9 months to 30 years from their dates of issue. Fixed Rate Notes (as defined below) will mature on any day selected by the initial purchaser and agreed to by Ford Credit. Floating Rate Notes (as defined below) will mature on an Interest Payment Date (as defined below). Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be redeemed at 100% of their principal amount at Maturity.

     Unless otherwise indicated in the applicable Pricing Supplement, Notes, other than Notes denominated in one or more foreign currencies or ECU (the "Foreign Currency Notes"), will be issued in the denominations of U.S. $5,000 or integral multiples thereof, subject to a minimum order of U.S. $10,000. Foreign Currency Notes will be issued in the denomination or denominations set forth in the applicable Pricing Supplement. The Notes will be unsecured obligations of Ford Credit and will rank prior to all subordinated indebtedness of Ford Motor Credit Company (parent company only) and pari passu with all other unsecured and unsubordinated indebtedness of Ford Motor Credit Company (parent company only).

     Payments on the Notes will be made without deduction for United States withholding taxes to the extent described under "Payment of Additional Amounts" below. The Notes will be subject to redemption at any time, at their principal amount in the event of certain changes involving United States taxes or the imposition of certain information reporting requirements, but otherwise will not be redeemable prior to Stated Maturity, unless such redemption is provided for in the applicable Pricing Supplement. See "Redemption" and "Mandatory Redemption" below.

     For a description of the rights attaching to Debt Securities under the Indenture, see "Description of Debt Securities" in the Prospectus. Unless otherwise specified in the applicable Pricing Supplement, the Notes will have the terms described below.

INTEREST AND INTEREST RATES

     Each Note will bear interest at either (a) a fixed rate (the "Fixed Rate Notes") or (b) a floating rate determined by reference to an interest rate formula (the "Floating Rate Notes"), which may be adjusted by a Spread or Spread Multiplier (each as defined below). Any Floating Rate Note may also have any or all of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any Interest Period (as defined below); (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any Interest Period; and (iii) a fixed rate applicable to one or more Interest Periods. The applicable Pricing

Supplement will designate a fixed rate per annum, LIBOR or another interest rate base as applicable to each Note. With respect to Floating Rate Notes, Ford Credit will notify the Luxembourg Stock Exchange and Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, Luxembourg, of the rate and amount of interest for each Interest Period, where such information shall be available upon request.

     Each Note will bear interest from its date of issue at the annual rate, or at a rate determined pursuant to an interest rate formula, stated therein and in the applicable Pricing Supplement, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at Maturity. Interest rates and interest rate formulas are subject to change by Ford Credit from time to time, but no such change will affect any Note theretofore issued or that Ford Credit has agreed to sell. Each date on which interest is payable on a Note is referred to herein as an "Interest Payment Date". The Interest Payment Dates for Fixed Rate Notes shall be as described below under "Fixed Rate Notes". The Interest Payment Dates for Floating Rate Notes shall be as indicated in the applicable Pricing Supplement. If any Interest Payment Date for any Floating Rate Note would otherwise be a day that is not a Business Day (as defined below), the Interest Payment Date for such Floating Rate Note shall be the next succeeding Business Day, except that in the case of a LIBOR-based Note ("LIBOR Note"), if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. Except as otherwise provided in the applicable Pricing Supplement, "Business Day" means with respect to any Note, any day that is not a Saturday or Sunday and that, in The City of New York or the City of London, is not a day on which banking institutions are generally authorized or obligated by law to close, provided that, with respect to Foreign Currency Notes only, such day also is not a day on which banking institutions are generally authorized or obligated by law to close in the capital city of the country of the Specified Currency (or, in the case of Foreign Currency Notes denominated in ECU, Brussels).

     The interest rate on each Floating Rate Note will be equal to (i) in the case of the period commencing on the issue date up to the first Interest Reset Date (as defined below), or other Interest Period as provided in the applicable Pricing Supplement, a fixed rate of interest established by Ford Credit, and
(ii) in the case of each period commencing on an Interest Reset Date, (a) the interest rate determined by reference to the specified interest rate base plus or minus the Spread, if any, or (b) the interest rate calculated by reference to the specified interest rate base multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points specified in the applicable Pricing Supplement as being applicable to such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Floating Rate Note.

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day for such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     For purposes of determining the rate of interest payable on Floating Rate Notes, Ford Credit will enter into an agreement with a reference agent (the "Reference Agent"), which agent shall be specified in the applicable Pricing Supplement. The Reference Agent shall advise Ford Credit and the Trustee of LIBOR and any other interest rate base pertaining to any Floating Rate Note. The Trustee or any paying agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect and, if different, the interest rate that will become effective as a result of an interest determination made on the most recent interest determination date ("Interest Determination Date") with respect to such Note.

     Interest on Floating Rate Notes will accrue from the date of issue or from the last date to which interest has been paid up to but excluding the next succeeding Interest Payment Date (each such time period an "Interest Period"). With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated. For LIBOR Notes, the interest factor for each such day is computed by dividing the interest rate in effect on such day by 360.

     The applicable Pricing Supplement will specify the particular terms for each Floating Rate Note, including, but not limited to, the interest rate formula and the Spread or Spread Multiplier, if any, the maximum or minimum interest rate limitation, if any, the period to maturity of the instrument or obligation on which the interest rate formula is based (the "Index Maturity"), the initial interest rate, Interest Payment Dates, Interest Reset Dates and any other applicable terms with respect to such Note.

     The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

  Fixed Rate Notes

     Each Fixed Rate Note will bear interest from its date of issue at the annual rate stated on the face thereof. Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Date for the Fixed Rate Notes will be on September 15 of each year. Any payment of principal or interest required to be made on an Interest Payment Date or at Maturity of a Fixed Rate Note that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date or Maturity. Interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

  LIBOR Notes

     Each LIBOR Note will bear interest from its date of issue at the interest rate (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) as provided in the LIBOR Note and in the applicable Pricing Supplement, except that the initial interest rate for each LIBOR Note will be the rate specified in the applicable Pricing Supplement. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second day on which dealings in deposits in U.S. dollars are transacted in the London interbank market preceding such Interest Reset Date.

     Unless otherwise indicated in the applicable Pricing Supplement, LIBOR will be determined by the Reference Agent in accordance with the following provisions:

     (i) With respect to a LIBOR Interest Determination Date, LIBOR will be determined on the basis of the offered rate for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, which appears on Telerate Page 3750 as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If, on that LIBOR Interest Determination Date, LIBOR does not appear on Telerate Page 3750, LIBOR will be determined as described in (ii) below.

     (ii) With respect to a LIBOR Interest Determination Date on which LIBOR does not appear on Telerate Page 3750 as specified in (i) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Reference Agent (the "Reference Banks") at approximately 11:00 A.M., London time, on that LIBOR Interest Determination Date to prime banks in the London interbank market having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Reference Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward) of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward) of the rates quoted by three major banks in The City of New York selected by the Reference Agent at approximately 11:00 A.M., New York City time, on that LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks in The City of New York selected as aforesaid by the Reference Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such LIBOR Interest Determination Date will be the interest rate in effect on such LIBOR Interest Determination Date.

FORM, DENOMINATION AND TRANSFER

     The Notes will be offered only in bearer form. Unless otherwise specified in the applicable Pricing Supplement, the Notes, other than Foreign Currency Notes, will be issued in the denominations of U.S. $5,000 or integral multiples thereof, subject to a minimum order of U.S. $10,000. Foreign Currency Notes will be issued in the denomination or denominations set forth in the applicable Pricing Supplement. All Notes originally issued on the same day, being denominated in the same currency and having the same interest rate and Stated Maturity will be represented initially by a temporary note in global form (a "Temporary Global Note", or a "Global Note", which term shall also include a Permanent Global Note (as defined below) unless otherwise indicated herein), which will be deposited with a common depositary outside of the United States for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and Cedel S.A. ("CEDEL"). Upon receipt of the Temporary Global Note, the common depositary will credit the respective principal amounts of the Notes represented by such Temporary Global Note to the accounts of Euroclear and CEDEL. Ownership of beneficial interests in a Global Note may be held only through Euroclear or CEDEL. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by Euroclear and CEDEL.

     Each beneficial interest in a Temporary Global Note will be exchangeable for an equivalent beneficial interest in a permanent note in global form (a "Permanent Global Note") no earlier than the 40th day after the date of issuance of such Temporary Global Note (the "Exchange Date") upon written certification, in the form set forth in the Indenture, by the person owning such beneficial interest in such Temporary Global Note or, if interest is payable under a Temporary Global Note on an Interest Payment Date occurring prior to the Exchange Date, by the person owning such beneficial interest in such Temporary Global Note on such Interest Payment Date, to the effect that the beneficial interest in the Temporary Global Note to be exchanged for a beneficial interest in such

Permanent Global Note or upon which such interest is paid on such Interest Payment Date is owned by (i) a person that is not a United States person, (ii) a United States person that is (A) a foreign branch of a United States financial institution (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v)) purchasing for its own account or for resale or (B) a United States person who acquired Notes through a foreign branch of a United States financial institution and who holds the Notes through such financial institution on the date of such certification (provided in either case that the financial institution furnishes certification to Ford Credit or the Agent selling the Notes to it that such financial institution agrees to comply with Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code and the United States Treasury Regulations issued thereunder) or (iii) a financial institution that acquired Notes for purposes of resale during the restricted period (as defined below under "Limitations on Issuance of Notes"), and such financial institution certifies that it has not acquired the Notes for purposes of resale directly or indirectly within the United States or to a United States person. A financial institution, whether or not described in (i) or (ii) above, that purchases Notes for purposes of resale during the restricted period may only give the certification described in (iii) above. Each Permanent Global Note will be deposited with a common depositary outside the United States for Euroclear and CEDEL for the accounts of Holders whose Notes are represented by interests in such Permanent Global Note.

     Interests in a Permanent Global Note will be exchangeable, on or after the date such Permanent Global Note is issued, upon not less than 30 days' notice to the Trustee, for definitive Notes in bearer form, with coupons attached ("Definitive Notes"). No Definitive Note will be delivered in the United States. Title to Definitive Notes and coupons appertaining thereto will pass by delivery.

LIMITATIONS ON ISSUANCE OF NOTES

     In compliance with United States tax laws and regulations, Notes may not be offered, sold or delivered within the United States or to a United States person, except in certain transactions permitted by U.S. tax regulations. Each Agent has agreed (i) that it will not, (x) at any time in connection with the original issuance of any Note or (y) otherwise until 40 days after the date of issue of any Note (the "restricted period"), offer or sell any Note to a person who is within the United States or to a United States person except as permitted by U.S. tax regulations and (ii) that it will not deliver any Note sold during the restricted period in definitive form within the United States. No Note (other than the Temporary Global Note) may be delivered, and no interest may be paid until the person entitled to receive such Note or such interest furnishes the written certification described under "Form, Denomination and Transfer" above.

     The following legend will appear on all Global Notes, Definitive Notes and coupons appertaining thereto: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in such legend provide that, with certain exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of such Note or coupon.

     Each Agent has represented and agreed that (i) it has not offered or sold and will not offer or sell in the United Kingdom, by means of any document, any Notes, other than to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent) (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act
1985), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and
(iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

     Ford Credit and each Agent have agreed that, without complying with Japanese laws and regulations, that it will not offer, sell or deliver, directly or indirectly, any Notes denominated in Japanese Yen in Japan or to residents of Japan, including any corporation or other entity organized under the laws of Japan, or to others for reoffering, resale or delivery of any Notes denominated in Japanese Yen, directly or indirectly, in Japan or to any residents of Japan, including any corporation or other entity organized under the laws of Japan.

PAYMENT AND PAYING AGENTS

     A beneficial interest in a Temporary Global Note must be exchanged for a beneficial interest in a Permanent Global Note before interest payments can be received, except as provided in this paragraph. Interest payable in respect of a beneficial interest in a Temporary Global Note on an Interest Payment Date occurring prior to the Exchange Date will be paid only upon certification, in the form set forth in the Indenture and to the effect set forth above under "Form, Denomination and Transfer", by the person owing such beneficial interest in such Temporary Global Note on such Interest Payment Date. A certification pursuant to the preceding sentence shall be deemed a request to exchange a beneficial interest in the Temporary Global Note for an equivalent beneficial interest in a Permanent Global Note as of the Exchange Date and such exchange shall be made without further certification by the person entitled to such beneficial interest in such Permanent Global Note.

     Payments of interest in respect of each Temporary Global Note, under the circumstance set forth in the preceding paragraph and payments of principal and interest in respect of each Permanent Global Note will be made to each of Euroclear and CEDEL with respect to that portion of any such Temporary Global Note and Permanent Global Note held for its account. Each of Euroclear and CEDEL will undertake in such circumstances to credit the payments received by it to the accounts of the holders whose Notes are represented by beneficial interests in such Temporary Global Note or Permanent Global Note. None of Ford Credit, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Payments in respect of Definitive Notes and coupons will be made only at the offices of such paying agents located outside the United States as Ford Credit may from time to time appoint, upon presentation and surrender of the Notes or appropriate coupons, as the case may be. At the direction of the Holder of any Definitive Note or coupon, and subject to applicable laws and regulations, payment on such Note or coupon will be made by check drawn on a bank in a city in the country issuing the currency in which a Note is denominated (The City of New York for Notes denominated in U.S. dollars) or by wire transfer to an account denominated in such currency maintained by such Holder with a bank located outside the United States. If payment in U.S. dollars at the offices of all such paying agents outside the United States becomes illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in U.S. dollars, Ford Credit will appoint an office or agent in the United States at which such payment may be made. Except as described in the preceding sentence, no payment on the Notes will be made by mail to an address in the United States or by transfer to an account maintained by the Holder in the United States.

     Ford Credit has initially appointed as paying agents for payments on the Notes and coupons the principal offices of Chemical Bank in London and Kredietbank S.A. Luxembourgeoise in Luxembourg. Ford Credit may vary or terminate the appointment of any paying agent, but as long as any Note remains outstanding, Ford Credit will maintain a paying agent in London and, so long as the Notes are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange so requires, a paying agent in Luxembourg.

     All moneys paid by Ford Credit to the Trustee or a paying agent for the payment of principal of or interest on any Note that remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Ford Credit and the Holder of such Note or any coupon appertaining thereto will thereafter look only to Ford Credit for payment thereof.

REDEMPTION

     Except as set forth hereunder and under "Mandatory Redemption", or in an applicable Pricing Supplement, the Notes may not be redeemed prior to Stated Maturity. If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after April 1, 1994, Ford Credit becomes or will become obligated to pay additional amounts as described herein under the heading "Payment of Additional Amounts" or (b) any act is taken by a taxing authority of the United States on or after April 1, 1994, whether or not such act is taken with respect to Ford Credit or any affiliate, that results in a substantial probability that Ford Credit will or may be required to pay such additional amounts, then Ford Credit may, at its option, redeem, as a whole but not in part, the Notes of the same type and issued on the same dates as to which Ford Credit will or may be required to pay such additional amounts, upon not less than 35 days' nor more than 60 days' published notice in accordance with "Notices" below at 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that Ford Credit determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Notes. No redemption pursuant to
(b) above may be made unless Ford Credit shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the additional amounts described herein under the heading "Payment of Additional Amounts" and Ford Credit shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Ford Credit is entitled to redeem the Notes pursuant to their terms.

MANDATORY REDEMPTION

     Ford Credit shall redeem the Notes as a whole but not in part, upon not less than 60 days' nor more than 90 days' published notice in accordance with "Notices" below at 100% of their principal amount, together with interest accrued to the date fixed for redemption, after determination by Ford Credit as soon as practicable, based on a written opinion of independent counsel, and prompt notice thereof to the Trustee, that any certification, identification or information reporting requirements of United States law or regulation with regard to the nationality, residence or identity of a beneficial owner of a Note or a coupon appertaining thereto would be applicable to a payment of principal of or interest on a Note or a coupon appertaining thereto made outside the United States by Ford Credit or a paying agent as agent for Ford Credit and not as agent for the beneficial owner (other than a requirement that would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner, or which could be satisfied by the holder, custodian, nominee or other agent certifying that the beneficial owner is not a United States person; provided, however, in each case that payment by a custodian, nominee or agent (who is not under law in effect as of the date of issuance of the Notes subject to information reporting requirements) to the beneficial owner is not otherwise subject to any certification, identification or information reporting requirement referred to in this sentence). The Trustee shall, as soon as practicable after receipt of notice of such determination by Ford Credit, give prompt notice thereof in accordance with "Notices" below, stating in the notice the effective date of such certification, identification or information reporting requirements and the dates within which the redemption shall occur. The mandatory redemption of the Notes must take place on such date, not later than one year after the publication of notice by the Trustee of Ford Credit's determination as provided in the next preceding sentence, as Ford Credit shall determine by notice to the Trustee at least 75 days before the redemption date, unless notice within a shorter period is acceptable to the Trustee. Ford Credit shall not so redeem the Notes, however, if Ford Credit shall, based on a subsequent event, determine based on a written opinion of independent counsel, not less than 30 days prior to the date fixed for redemption, that no payment would be subject to any requirement described above, in which case the Trustee shall give prompt notice of that determination in accordance with "Notices" below and any earlier redemption notice shall be deemed revoked and of no further effect.

     Notwithstanding the preceding paragraph, if and so long as the certification, identification or information reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of United States withholding, backup withholding or a similar tax, Ford Credit may elect, prior to publication of the notice of redemption, to have the provisions of this paragraph apply in lieu of the provisions of the next preceding paragraph. In that event, Ford Credit will pay as additional interest such additional amounts as are necessary in order that, following the effective date of such requirements, every net payment made outside the United States by Ford Credit or a paying agent of the principal of and interest on a Note or a coupon appertaining thereto to a holder who is not a United States person as defined under "Payment of Additional Amounts" (but without any requirement that the nationality, residence or identity of such holder be disclosed to Ford Credit, a paying agent acting as agent of Ford Credit or any governmental authority), after deduction for United States withholding, backup withholding or a similar tax (other than a withholding, backup withholding or similar tax which (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph, (ii) is imposed as a result of the fact that Ford Credit, or a paying agent acting as agent of Ford Credit has actual knowledge that the beneficial owner of the Note or coupon is within the category of persons described in clause 1 of "Payment of Additional Amounts", or
(iii) is imposed as a result of presentation of the Note or coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided in the Note or the coupon to be then due and payable.

REPLACEMENT OF NOTES AND COUPONS

     In case any Note or coupon shall become mutilated or defaced or be apparently destroyed, lost or stolen, Ford Credit shall execute and the Trustee shall authenticate and deliver outside the United States a new Note with appropriate coupons attached, in exchange and substitution for the mutilated or defaced Note or the Note to which the mutilated or defaced coupon was attached, or in lieu of and in substitution for the apparently destroyed, lost or stolen Note or the Note to which the apparently destroyed, lost or stolen coupon was attached. In every case the applicant for a substitute Note shall furnish to Ford Credit and to the Trustee or its designated agent such security or indemnity as may be required by them to indemnify and defend and to save each of them and any agent of theirs harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Notes or coupons and of the ownership thereof. Upon the issuance of any substitute Note, Ford Credit may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its designated agents) connected therewith.

PAYMENT OF ADDITIONAL AMOUNTS

     Ford Credit will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes, such additional amounts as are necessary in order that the net payment by Ford Credit or a paying agent of the principal of and interest on the Notes or the coupons appertaining thereto to a holder who is not a United States person (as defined below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Notes or any coupons to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

          (1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

             (a) being or having been present or engaged in trade or business in the United States or having or having had a permanent establishment in the United States;

             (b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

             (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

             (d) being or having been a "10-percent shareholder" of Ford Credit as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision;

          (2) to any holder that is not the sole beneficial owner of the Note or any coupon appertaining thereto, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

          (3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Note or any coupon appertaining thereto, if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

          (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by Ford Credit or a paying agent from the payment;

          (5) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          (6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

          (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

          (8) in the case of any combination of items (1), (2), (3), (4), (5),
     (6) and (7).

The Notes and any coupons appertaining thereto are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading "Payment of Additional Amounts" and under the heading "Description of Notes -- Mandatory Redemption", Ford Credit shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

     As used under this heading "Payment of Additional Amounts" and under the heading "United States Taxation", the term "United States" means the United States of America (including the

States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction and "United States person" means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any estate or trust the income of which is subject to United States federal income taxation regardless of its source; provided, however, that elsewhere in this Prospectus Supplement such terms shall have the meanings given to them by the United States Internal Revenue Code or Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), as applicable.

NOTICES

     Notices to holders of the Notes will be given only by publication in Authorized Newspapers in The City of New York, in London, and, so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg. It is expected that publication will be made in The City of New York in The Wall Street Journal, in London in the Financial Times and in Luxembourg in the Luxemburger Wort. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

GOVERNING LAW

     The Indenture, the Notes and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

                         SPECIAL PROVISIONS RELATING TO
                             FOREIGN CURRENCY NOTES

GENERAL

     Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars, payments of principal of and interest on the Notes will be made in U.S. dollars and payment of the purchase price of the Notes must be made in immediately available funds. If any of the Notes are to be denominated in a currency or currencies other than U.S. dollars (a "Specified Currency"), the following provisions shall apply in addition to, and to the extent inconsistent therewith shall replace, the description of general terms and provisions of Notes set forth in the accompanying Prospectus and elsewhere in this Prospectus Supplement.

     A Pricing Supplement with respect to any Foreign Currency Note (which may include information with respect to applicable current foreign exchange controls) is a part of this Prospectus and Prospectus Supplement. Any information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

CURRENCIES

     Ford Credit may offer Foreign Currency Notes denominated in Australian dollars, Canadian dollars, Danish kroner, Deutsche Marks, Dutch guilders, Italian lire, Japanese yen, New Zealand dollars, ECU or other Specified Currencies. Unless otherwise indicated in the applicable Pricing Supplement, purchasers are required to pay for Foreign Currency Notes in the Specified Currency. Specific information about the Specified Currency in which a particular Foreign Currency Note is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable Pricing Supplement to the extent not set forth herein. Deutsche Mark Notes will have a maturity of not less than 2 years. At the date of this Prospectus Supplement, the Deutsche Bundesbank does not approve the issue of commodity-linked Deutsche Mark Notes.

     Each Foreign Currency Note will provide that the obligation to pay the principal thereof and interest thereon in the currency in which such Foreign Currency Note is denominated is of the essence. The obligation of Ford Credit to make payments in the currency in which a Foreign Currency Note is denominated shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which such Foreign Currency Note is denominated that the Holder of such Foreign Currency Note may purchase with the amount paid in such other currency. If the amount in the currency in which such Foreign Currency Note is denominated that may be so purchased is for any reason less than the amount originally due, Ford Credit shall pay such additional amounts in the currency in which such Foreign Currency Note is denominated as may be necessary to compensate for any such shortfall.

INFORMATION CONCERNING ECU DENOMINATED NOTES

     Value of the ECU. Subject to the provisions under "Payment in a Component Currency" below, the value of the ECU with respect to any Notes denominated in ECU ("ECU Notes"), will be equal to the value of the ECU that is from time to time used in the European Monetary System and which is at the date hereof valued on the basis of specified amounts of the currencies of twelve of the member countries of the European Communities ("EC") as shown below.

     Pursuant to Council Regulation (EEC) No. 1971/89 of June 19, 1989, the ECU is at the date hereof defined as the sum of the following amounts of the following components:


   0.6242    German mark                       0.130   Luxembourg franc
  0.08784    Pound sterling                   0.1976   Danish krone
    1.332    French francs                  0.008552   Irish pound
    151.8    Italian lire                      1.440   Greek drachmas
   0.2198    Dutch guilder                     6.885   Spanish pesetas
    3.301    Belgian francs                    1.393   Portuguese escudos

     Such amounts and/or components may be changed by the EC, in which event the basis of valuation of the ECU will change accordingly.

     Payment in a Component Currency. With respect to each due date for the payment of principal of, or interest on, any ECU Notes on or prior to which the ECU is not used in the European Monetary System or on or prior to which banks in all member countries of the EC shall have ceased to provide ECU accounts, the Trustee shall, without liability on its part but after consultation with Ford Credit and having regard to the availability to Ford Credit of the relevant currency, choose a component currency (the "Chosen Currency") of the ECU in which all payments due on that due date with respect to any ECU Notes and coupons shall be made. Notice of the Chosen Currency selected by the Trustee shall, where practicable, be published in the manner described in "Notices" above. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, net of any cost of conversion, as of the fourth business day in Luxembourg prior to the date on which such payment is due.

     On the first business day in Luxembourg on which the ECU is not used in the European Monetary System or on which banks in all member countries of the EC shall have ceased to provide ECU accounts, the Trustee shall, without liability on its part but after consultation with Ford Credit and having regard to the availability to Ford Credit of the relevant currency, choose a Chosen Currency in which all payments with respect to any ECU Notes and coupons having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such

Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, net of any cost of conversion, as of such first business day.

     The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined by, or on behalf of, the Luxembourg Stock Exchange on the following basis. The amounts and components composing the ECU for this purpose (the "Components") shall be the amounts and components which composed the ECU (i) as of the last date on which the ECU was used in the European Monetary System (or, if after such last date the ECU was used for the settlement of transactions by public institutions of or within the EC, as of the most recent date when the ECU was so used) or (ii) where the selection of a Chosen Currency shall have been required only because banks in all member countries of the EC shall have ceased to provide ECU accounts, as of the Day of Valuation. The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components; and then, using the rate used for determining the U.S. dollar equivalent of the Components in the Chosen Currency as set forth below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

     The U.S. dollar equivalent of each of the Components, shall be determined by, or on behalf of, the Luxembourg Stock Exchange on the basis of the middle spot delivery quotations prevailing at 2:30 p.m. Luxembourg time on the Day of Valuation, as obtained by, or on behalf of, the Luxembourg Stock Exchange from one or more major banks, as selected by the Trustee, in the country of issue of the component currency in question.

     If for any reason no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected by the Trustee for this purpose, in computing the dollar equivalent of such Component, the Luxembourg Stock Exchange shall (except as provided below) use the most recent direct quotations for such Component obtained by it or on its behalf, provided that such quotations were prevailing in the country of issue not more than two business days before such Day of Valuation. If such most recent quotations were so prevailing more than two business days in the country of issue before such Day of Valuation, the Luxembourg Stock Exchange shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 p.m. Luxembourg time on such Day of Valuation, as obtained by, or on behalf of, the Luxembourg Stock Exchange from one or more major banks, as selected by the Trustee, in a country other than the country of issue of such component currency. Notwithstanding the foregoing, the Luxembourg Stock Exchange shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Trustee judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated as provided in the first sentence of this paragraph. Unless otherwise specified by the Trustee, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     Payments in a component currency will be made in the Chosen Currency at the specified office of a paying agent in the country of the Chosen Currency, or, if none or at the option of the holder, at the specified office of any paying agent either by a check drawn on, or by transfer to an account maintained by the holder with, a bank in the principal financial center of the country of the Chosen Currency.

     All determinations made by the Trustee or by, or on behalf of, the Luxembourg Stock Exchange shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Ford Credit and all holders of any ECU Notes and coupons.

OUTSTANDING FOREIGN CURRENCY NOTES

     Under the Indenture, the principal amount of any Foreign Currency Note at any time Outstanding shall be deemed to be the U.S. dollar equivalent, determined as of the date Ford Credit agreed to sell such Foreign Currency Note (the "trade date"), of the principal amount of such Foreign Currency Note.

PAYMENT CURRENCY

     If a Specified Currency is not available for the payment of principal or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond the control of Ford Credit, Ford Credit will be entitled to satisfy its obligations to Holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable Pricing Supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency will not constitute a default under the Indenture.

                                 CURRENCY RISKS

     An investment in Notes not denominated in the currency of the country in which a purchaser is resident or the currency in which a purchaser conducts its business ("home currency") entails significant risks (over which Ford Credit has no control) that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the home currency and the currency in which the Notes are denominated and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments, which risks generally depend on economic and political events. In recent years, certain rates of exchange have been volatile and such volatility may occur in the future. The exchange rate between two currencies is at any moment a result of the supply and demand for such currencies, and changes in the rate result over time from the interaction of many factors, among which are rates of inflation, interest rate levels, balances of payments and the extent of governmental surpluses or deficits in the countries of such currencies. These factors are in turn sensitive to the monetary, fiscal and trade policies pursued by such governments and those of other countries important to international trade and finance. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of the currency applicable to a Note against a home currency would result in a decrease in the effective yield of such Note below its coupon rate, and in certain circumstances could result in a loss to the investor on a home currency basis.

     Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. Governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. Governments in fact use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing Notes is that their home currency-equivalent yields could be affected by governmental actions that change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments, affecting any applicable currency or currency unit.

     THE PROSPECTUS, INCLUDING THIS PROSPECTUS SUPPLEMENT, DOES NOT DESCRIBE ALL RISKS THAT RESULT FROM THE NOTES BEING DENOMINATED IN A CURRENCY OTHER THAN THE PURCHASER'S HOME CURRENCY EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN THE NOTES. NOTES MAY NOT BE AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTI-CATED WITH RESPECT TO CURRENCY TRANSACTIONS.

                             UNITED STATES TAXATION

     In the opinion of Sullivan & Cromwell, special tax counsel for Ford Credit and Shearman & Sterling, counsel for the Agents, provided the Notes and coupons appertaining thereto are offered, sold and delivered, and interest and principal are paid, in accordance with the terms of the Indenture and the Euro Sales Agency Agreements between Ford Credit and each of the Agents, under present United States federal tax law:

          (1) The principal (including original issue discount, if any) of and interest on a Note or a coupon appertaining thereto paid by Ford Credit or a paying agent to, and proceeds or gain from a sale or redemption of a Note or a coupon appertaining thereto by, a holder who is not a United States person will not be subject to United States federal income or withholding tax, provided that:

             (a) neither the holder, nor a partner, fiduciary, settlor or beneficiary of the holder, if the holder is a partnership or an estate or trust, or a person holding a power over an estate or trust administered by a fiduciary holder, is considered as:

                (i) being or having been present or engaged in trade or business in the United States or having or having had a permanent establishment therein;

                (ii) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

                (iii) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

                (iv) being or having been a "10-percent shareholder" of Ford Credit as defined in section 871(h)(3) of the United States Internal Revenue Code; and

             (b) if required, it has been established that the holder is not a United States person or is not, as discussed below, subject to United States backup withholding.

          (2) A Note or a coupon appertaining thereto held at the time of death by an individual who is not a citizen or resident of the United States would not be subject to United States federal estate tax, provided that the individual would have been entitled to the payment of additional amounts under "Description of Notes -- Payment of Additional Amounts" if interest that was subject to United States federal income or withholding tax had been received by him on such Note or coupon at the time of his death.

     Such counsel have advised that, under present United States federal tax law, unless Ford Credit or a paying agent has actual knowledge that the holder of a Note or a coupon appertaining thereto is a United States person, a payment on a Note by Ford Credit or a paying agent made outside the United States will not be subject to United States certification, identification or information reporting requirements or backup withholding tax.

     In addition, if payments are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note or a coupon appertaining thereto, such custodian, nominee or other agent will not be required to apply backup withholding to payments made to such owner. However, if the custodian, nominee or other agent is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three-year period, information reporting will be required with respect to payments made to such owner, unless such custodian, nominee or other agent has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary, or the owner otherwise establishes an exemption.

     Payments of the proceeds from the sale of a Note to or through a foreign office of a broker will not be subject to certification, identification or information reporting requirements or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three-year period, information reporting will apply to such payments unless such broker has documentary evidence in its files of the holder's foreign status and has no actual knowledge to the contrary, or the holder otherwise establishes an exemption. Payment of the proceeds from a sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

     In the event of a change in United States law which results in the applicability of United States certification, identification or information reporting requirements as described under "Description of Notes -- Mandatory Redemption", Ford Credit would be required to redeem the Notes, as a whole but not in part, or, under the circumstances described under "Description of Notes
- -- Mandatory Redemption", to withhold any applicable United States tax and to pay additional amounts with respect thereto as described under such caption. If Ford Credit shall so redeem the Notes, Ford Credit would not be obligated to pay additional amounts with respect to any United States tax withheld from the redemption proceeds.

     Such counsel have advised that, under provisions of present United States federal tax law relating to the ownership of bearer form debt obligations, a holder of a Note who is a United States person will be subject to the following special rules unless an exception applies: If a Note is paid, sold or otherwise disposed of in a transaction that results in a taxable gain or a loss for United States federal income tax purposes, the gain will be treated as ordinary income and not as capital gain, and no deduction will be allowable in respect of the loss.

                              PLAN OF DISTRIBUTION

     The Notes are offered on a continuing basis by Ford Credit through the Agents, who have agreed to use their best efforts to solicit purchases of the Notes. Ford Credit also may sell the Notes to an Agent or other person, as principal, for resale or other distribution by such Agent or person at such prices as will be determined by such Agent or person at the time of such resale or other distribution, which prices may be higher or lower than the price to the public set forth herein. Ford Credit reserves the right to sell the Notes directly to investors on its own behalf. Unless otherwise agreed by Ford Credit and the Agents, Ford Credit will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of such Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes in whole or in part. Ford Credit will pay each Agent a commission of from .050% to .600% of the principal amount of Notes, depending on the maturity of such Notes. Notes sold to an Agent or other person, as principal, will be sold to such Agent or person at prices to be determined at the time of sale and set forth in a Pricing Supplement.

     Payment of the purchase price of the Notes is required to be made in immediately available funds.

     The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Ford Credit has agreed to indemnify the Agents against certain liabilities, including liabilities under that Act.

     Under the laws of some countries, certain limitations exist on the issuance of the Notes. See "Description of Notes -- Limitations on Issuance of Notes".

     Ford Credit has been advised by the Agents that they may from time to time make a market in the Notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. Further, each of the Agents may from time to time purchase and sell Notes in the secondary market, but is not obligated to do so. No assurance can be given as to the liquidity of the trading market for the Notes.

     Notes which are not listed on any German stock exchange shall only be offered in accordance with provisions of the German Securities Prospectus Act in the Federal Republic of Germany.

     In addition to offering Notes as described herein, Debt Securities having terms substantially similar to the terms of the Notes offered hereby (but constituting a separate series of Indenture Securities for purposes of the Indenture) are being offered concurrently with the offering of the Notes, on a continuing basis in the United States by Ford Credit. Any sales of such other series of Debt Securities will reduce the principal amount of Notes offered hereby.

                              GENERAL INFORMATION

     Application has been made to list the Notes on the Luxembourg Stock Exchange. In connection with the listing application, the Certificate of Incorporation and the By-Laws of Ford Credit and a legal notice relating to the issuance of the Notes have been deposited prior to listing with Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg, where copies thereof may be obtained upon request. Copies of the above documents together with this Prospectus Supplement, the accompanying Prospectus, any Pricing Supplement, the Indenture and Ford Credit's current Annual and Quarterly Reports, as well as all future Annual Reports and Quarterly Reports, will be made available for inspection at the main office of Kredietbank S.A. Luxembourgeoise in Luxembourg. In addition, copies of the Annual Reports and Quarterly Reports of Ford Credit may be obtained at such office.

     Other than as disclosed or contemplated herein or in the documents incorporated herein by reference, there has been no material adverse change in the financial position of Ford Credit since December 31, 1993.

     Neither Ford Credit nor any of its subsidiaries is involved in litigation, arbitration, or administrative proceedings relating to claims or amounts that are material in the context of the issue of the Notes and Ford Credit is not aware of any such litigation, arbitration, or administrative proceedings pending or threatened.

     In respect of Notes denominated in Deutsche Marks, Ford Credit has appointed an arranger for such Notes who is duly qualified to act as such in accordance with the Deutsche Bundesbank requirements. The German arranger, the dealers for Deutsche Mark Notes and Ford Credit will comply with the Deutsche Bundesbank statements from time to time relating to the issue of Deutsche Mark denominated Notes.

     Resolutions relating to the issue and sale of the Notes were adopted by the Board of Directors of Ford Credit on February 26, 1986, March 2, 1988, March 10, 1993 and September 29, 1993.

     The Notes have been accepted for clearance through CEDEL and Euroclear.

                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Ford Credit's Annual Report on Form 10-K for the year ended December 31, 1993 and Ford Credit's Current Reports on Form 8-K dated January 11, 1994, February 14, 1994, February 25, 1994 and March 18, 1994 are incorporated in this Prospectus Supplement and accompanying Prospectus by reference. All documents filed by Ford Credit pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and accompanying Prospectus and to be a part hereof from the date of filing such documents. Such reports include, and such documents may include, information concerning Ford Motor Company, as well as Ford Credit.

     The Notes to be issued under this Prospectus Supplement and the accompanying Prospectus, and the offer, sale and listing thereof, are limited to an aggregate principal amount of up to U.S. $6,000,000,000 or the equivalent in foreign currencies or ECU determined using the rate of exchange in effect on the date of issuance. Pursuant to the Euro Sales Agency Agreements, Ford Credit has represented to the Agents that as of the issue date of any Note, the Prospectus and Prospectus Supplement as then amended or supplemented, including any documents incorporated by reference therein, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. Ford Credit has given an undertaking in connection with the listing of the Notes to the effect that, so long as any Notes remain outstanding and listed on the Luxembourg Stock Exchange, in the event of any material adverse change in the business or financial condition of Ford Credit and its subsidiaries considered as a whole that is not in the ordinary course of such business and that it is not reflected in the Prospectus and Prospectus Supplement as then amended or supplemented, including any documents incorporated by reference therein, Ford Credit will amend this Prospectus Supplement and the accompanying Prospectus or issue a new Prospectus and Prospectus Supplement for use in connection with any subsequent offering and listing by Ford Credit of the Notes.

     Any Prospectus Supplement and accompanying Prospectus, together with the documents incorporated by reference therein specified in the accompanying Prospectus will be available free of charge at the office of Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, Luxembourg.

- ------------------------------------------------------
- ------------------------------------------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) OR THE PROSPECTUS, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FORD CREDIT OR FORD MOTOR COMPANY SINCE THE DATE HEREOF, OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SINCE ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

                                            PAGE
                                            -----
           PROSPECTUS SUPPLEMENT
Capitalization of Ford Motor
  Credit Company and
  Consolidated Subsidiaries................   S-2
Directors and Principal Executive Officers
  of Ford Credit...........................   S-3
Description of Notes.......................   S-4
Special Provisions Relating to Foreign
  Currency Notes...........................  S-13
Currency Risks.............................  S-16
United States Taxation.....................  S-17
Plan of Distribution.......................  S-18
General Information........................  S-19
Incorporation of Certain Documents by
  Reference................................  S-20
                PROSPECTUS
Available Information......................     2
Incorporation of Certain Documents by
  Reference................................     2
Information Concerning Ford Credit.........     3
Ford Motor Credit Company and Subsidiaries
  -- Selected Financial Data...............     4
Information Concerning Ford................     6
Selected Financial Data and Other Data of
  Ford.....................................     7
Financial Review of Ford...................     8
Industry Data and Market Share of Ford.....    13
Use of Proceeds............................    13
Ratio of Earnings to Fixed Charges.........    13
Description of Debt Securities.............    14
Plan of Distribution.......................    20
Legal Opinions.............................    21
Experts....................................    21

- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                              U.S. $6,000,000,000

                                   FORD MOTOR
                                 CREDIT COMPANY

                             EURO MEDIUM-TERM NOTES

                               ------------------

                                     [LOGO]

                               ------------------

                          GOLDMAN SACHS INTERNATIONAL

                      MERRILL LYNCH INTERNATIONAL LIMITED

                                CS FIRST BOSTON
- ------------------------------------------------------
- ------------------------------------------------------

                           FORD MOTOR CREDIT COMPANY
                                DEBT SECURITIES

     Ford Credit, in April 1994, registered with the Securities and Exchange Commission $6,000,000,000 aggregate principal amount of its Debt Securities consisting of notes and/or debentures denominated in United States dollars or any other currency or currencies, to be offered from time to time in one or more series, on terms to be determined at or prior to the time of sale. The Prospectus Supplement and any Pricing Supplement accompanying this Prospectus sets forth, with respect to the particular series of Debt Securities for which this Prospectus and the Prospectus Supplement and any Pricing Supplement are being delivered, the specific title, the aggregate principal amount, the authorized denominations, the currencies of issue and payment, the initial public offering price, the maturity, the interest rate or rates (which may be either fixed or variable), if any, and/or method of determination thereof, the time of payment of any interest, any redemption, extension or early repayment terms, any provision for sinking fund payments, the net proceeds to Ford Credit, the form of Debt Securities (which may be in registered form, bearer form or global form) and other specific terms relating to such series of Debt Securities.

     Ford Credit may sell the Debt Securities to or through underwriters, and also may sell the Debt Securities directly to other purchasers or through agents. See "Plan of Distribution". In addition, the Debt Securities may be sold to dealers at the applicable price to the public set forth in the Prospectus Supplement relating to a particular series of Debt Securities who later resell to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). If any agents of Ford Credit, or any underwriters, are involved in the sale of any Debt Securities, the names of such agents or underwriters and any applicable commissions or discounts are set forth in the accompanying Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
     MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPEC-
       TUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is April   , 1994.

                             AVAILABLE INFORMATION

     FORD MOTOR CREDIT COMPANY ("FORD CREDIT") AND FORD MOTOR COMPANY ARE SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 AND IN ACCORDANCE THEREWITH FILE REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). AS USED HEREIN OR IN THE PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT, "FORD" REFERS TO FORD MOTOR COMPANY AND ITS SUBSIDIARIES UNLESS THE CONTEXT OTHERWISE REQUIRES. SUCH REPORTS AND OTHER INFORMATION CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AND AT THE FOLLOWING REGIONAL OFFICES OF THE COMMISSION: 7 WORLD TRADE CENTER, 13TH FLOOR, NEW YORK, NEW YORK 10048 AND NORTHWEST ATRIUM CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS 60661. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AT PRESCRIBED RATES. SUCH REPORTS AND OTHER INFORMATION CONCERNING FORD CREDIT AND FORD CAN ALSO BE INSPECTED AT THE OFFICES OF THE NEW YORK STOCK EXCHANGE, INC., 20 BROAD STREET, NEW YORK, NEW YORK 10005, ON WHICH CERTAIN OF FORD CREDIT'S DEBT SECURITIES ARE LISTED.

     Ford Credit has filed with the Commission a Registration Statement under the Securities Act with respect to the Debt Securities offered hereby. This Prospectus, the Prospectus Supplement and any Pricing Supplement do not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The information so omitted may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Ford Credit's Annual Report on Form 10-K for the year ended December 31, 1993 (the "1993 10-K Report") and Ford Credit's Current Reports on Form 8-K dated January 11, 1994, February 14, 1994, February 25, 1994 and March 18, 1994 are incorporated in this Prospectus by reference. All documents filed by Ford Credit pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Such reports include, and such documents may include, information concerning Ford, as well as Ford Credit.

     FORD CREDIT UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENT HAVE BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENT, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. WRITTEN OR TELEPHONIC REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO FORD MOTOR CREDIT COMPANY, THE AMERICAN ROAD, DEARBORN, MICHIGAN 48121, ATTENTION: PUBLIC AFFAIRS DEPARTMENT (TELEPHONE 313-594-1096).

                       INFORMATION CONCERNING FORD CREDIT

     Ford Credit was incorporated in Delaware in 1959 and is a wholly-owned subsidiary of Ford. As used herein "Ford Credit" refers to Ford Motor Credit Company and its subsidiaries unless the context otherwise requires.

     Ford Credit provides wholesale financing and capital loans to franchised Ford Motor Company vehicle dealers and other dealers associated with such dealers and purchases retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealers. In addition, a wholly-owned subsidiary of Ford Credit provides these financing services in the U.S. to other vehicle dealers. More than 85% of all new vehicles financed by Ford Credit are manufactured by Ford or its affiliates. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford, finances certain receivables of Ford and its subsidiaries, and offers diversified financing services which are managed by USL Capital Corporation ("USL Capital"), a wholly-owned subsidiary of Ford Holdings, Inc. ("Ford Holdings"). Ford Credit also manages the insurance business of The American Road Insurance Company ("American Road"), a wholly-owned subsidiary of Ford Holdings. Ford Credit also is a significant equity participant in Ford Holdings whose primary activities are consumer and commercial financing operations, insurance underwriting and equipment leasing.

     The mailing address of Ford Credit's executive offices is The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000.

                            ------------------------

     THIS PROSPECTUS CONTAINS BRIEF SUMMARIES OF CERTAIN MORE DETAILED INFORMATION CONTAINED IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE. SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THE DETAILED INFORMATION CONTAINED IN THE INCORPORATED DOCUMENTS.

                            ------------------------

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                            SELECTED FINANCIAL DATA
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                                 YEARS ENDED DECEMBER 31
                                                           -----------------------------------
                                                             1993         1992         1991
                                                           ---------    ---------    ---------
INCOME STATEMENT DATA
  Total revenue.........................................   $ 8,338.4    $ 7,073.3    $ 7,002.3
  Interest expense......................................     2,919.3      3,076.5      3,791.8
  Provision for credit losses...........................       270.2        418.0        577.9
  Income before income taxes and cumulative effects of
     changes in accounting
     principles.........................................     1,875.0      1,323.2      1,075.1
  Cumulative effects of changes in accounting
     principles.........................................          --        146.5           --
  Net income............................................     1,193.8      1,038.7        748.8
  Dividends
     Cash...............................................      (250.0)      (600.0)      (650.0)
     Stock of Ford Holdings.............................          --       (200.0)      (316.0)
Memo:
  Net credit losses amount..............................   $   228.4    $   342.6    $   528.9
  As percentage of average total finance receivables
     outstanding*.......................................        0.35%        0.60%        0.92%
BALANCE SHEET DATA
  Net investment, operating leases......................   $12,600.9    $ 7,747.2    $ 4,345.5
                                                           ---------    ---------    ---------
                                                           ---------    ---------    ---------
  Finance receivables, net..............................   $51,162.7    $46,611.1    $46,490.6
                                                           ---------    ---------    ---------
                                                           ---------    ---------    ---------
  Capital
     Short-term debt....................................   $25,507.1    $22,995.7    $19,873.7
     Long-term debt (including current portion).........    33,363.1     26,913.7     28,160.2
     Stockholder's equity...............................     5,774.7      4,882.9      4,689.9
                                                           ---------    ---------    ---------
       Total capital....................................   $64,644.9    $54,792.3    $52,723.8
                                                           ---------    ---------    ---------
                                                           ---------    ---------    ---------

- ---------------

* Includes net investment in operating leases.

1993 RESULTS OF OPERATIONS

     Ford Credit's consolidated net income in 1993 was $1,194 million, up $155 million or 15% from 1992. Excluding a one-time gain resulting from the net effect of the adoption of new accounting standards for income taxes and postretirement benefits in 1992, net income was up $302 million or 34% from a year ago. The following comparison of 1993 results with 1992 results excludes the one-time net gain associated with the accounting changes.

     Net income from financing operations was $996 million, up $259 million or 35% from the prior year. The increase in financing profits was more than accounted for by higher financing volumes, lower credit losses and higher net income from gains on sales of retail automotive receivables, partially offset by the increase in U.S. income taxes and lower net interest margins.

     Lower credit losses reflect lower losses per repossession and fewer repossessions. Actual credit losses were $228 million (0.35% of average finance receivables including net investment in operating leases) compared with $343 million (0.60%) last year. Ford Credit released a portion of the loss reserves reflecting the continued improvement in actual credit loss experience. The credit loss coverage ratio for 1993 was 4.0 compared with 2.7 in the prior year. The decline in net interest margins, including depreciation on operating leases, reflects primarily the decline in net U.S. borrowing rates from 6.3% in 1992 to 5.3% in 1993, more than offset by lower yields on finance receivables and net investment in operating leases.

     For 1993, equity in net income of affiliated companies (primarily Ford Holdings) was $198 million, up $43 million from 1992. The increase reflected higher Ford Holdings net income available to common shareholders, partially offset by a reduction in Ford Credit's ownership of Ford Holdings common stock in 1992 as discussed below. At December 31, 1993, Ford Credit owned about 45% of Ford Holdings common stock, representing about 34% of the voting power.

     Total gross finance receivables and net investment in operating leases at December 31, 1993 were $69.6 billion, up $9.4 billion (16%) from a year earlier. The higher financing volume reflects primarily an increase in short-term operating leases and higher wholesale receivables. Depreciation expense on operating leases in 1993 was $2,676 million, up $1,023 million or 62% from 1992. The increase reflected the higher levels of operating leases and was more than offset by higher revenue earned on the lease contracts.

     For 1993, Ford Credit financed 38.5% of all new cars and trucks sold by Ford Motor Company dealers in the U.S. compared with 37.7% in 1992. Ford Credit provided retail financing for 2,246,000 new and used vehicles in the United States. Ford Credit provided wholesale financing for 81.4% of Ford Motor Company U.S. factory sales in 1993 compared with 77.6% in 1992.

1992 RESULTS OF OPERATIONS

     Ford Credit's consolidated net income in 1992 was $1,039 million. Included in net income was a one-time net gain of $147 million that resulted from the adoption of new accounting standards for income taxes and postretirement benefits (principally retiree health care). Net income increased by $239 million for the tax accounting standard partially offset by a decrease in net income of $92 million for retiree health care. Excluding this one-time gain, Ford Credit earned net income of $892 million, up $143 million or 19% from $749 million earned in 1991. The following comparison of 1992 results with 1991 results excludes the one-time net gain associated with the accounting changes.

     Net income from financing operations in 1992 was $737 million, up $179 million or 32% from 1991. The increase was more than accounted for by lower credit losses and higher net interest margins. Lower gains on sales of receivables were a partial offset.

     The improvement in credit losses reflected fewer retail repossessions, a decline in loss per repossessed unit and reduced wholesale losses. Actual credit losses were $343 million (0.60% of average finance receivables including net investment in operating leases) compared with $529 million (0.92%) a year earlier. The credit loss coverage ratio for 1992 was 2.7 compared with 1.6 in 1991. The higher net interest margins reflected primarily a decline in Ford Credit's net average U.S. borrowing rate from 7.9% in 1991 to 6.3% in 1992, partially offset by lower prime-based revenue.

     For 1992, equity in net income of affiliated companies (primarily Ford Holdings) was $155 million compared with $191 million in 1991. The decline reflected lower Ford Holdings net income available to common shareholders and a reduction in Ford Credit's ownership of Ford Holdings common stock. The reduction in ownership was the result of a dividend paid in 1992 to Ford in the form of Ford Holdings common stock. At December 31, 1992, Ford Credit owned about 45% of Ford Holdings common stock, representing about 34% of the voting power.

     Total gross finance receivables and net investment in operating leases at December 31, 1992 were $60.2 billion, up $3.6 billion or 6% from a year earlier. The increase reflected primarily higher levels of shorter-term operating leases. Depreciation expense on operating leases in 1992 was $1,653 million, up $622 million or 60% from 1991. The increase reflected the higher levels of operating leases and was more than offset by higher revenue earned on the lease contracts.

     For 1992, Ford Credit financed 37.7% of all new cars and trucks sold by Ford Motor Company dealers in the U.S. compared with 35.2% in 1991. Ford Credit provided retail customers with financing for 1,871,000 new and used vehicles in the United States in 1992. Ford Credit provided wholesale financing for 77.6% of Ford Motor Company U.S. factory sales in 1992 compared with 74.9% in 1991.

LIQUIDITY AND CAPITAL RESOURCES

     Ford Credit relies heavily on its ability to raise substantial amounts of funds. These funds are obtained primarily by sales of commercial paper and issuance of term debt. Funds also are provided by retained earnings and sales of receivables. The level of funds can be affected by certain transactions with Ford, such as capital contributions, interest supplements and other support costs from Ford for vehicles financed and leased by Ford Credit under Ford sponsored special financing and leasing programs, and dividend payments, and the timing of payments for the financing of dealers' wholesale inventories and for income taxes. Ford Credit's ability to obtain funds is affected by its debt ratings, which are closely related to the outlook for, and financial condition of, Ford, and the nature and availability of support facilities, such as revolving credit and receivables sales agreements. In addition, Ford Credit from time to time sells its receivables in public offerings or private placements. For additional information regarding liquidity and capital resources, see Item 1--Business--"Business of Ford Credit--Borrowings and Other Sources of Funds" in the 1993 10-K Report. For additional information regarding Ford Credit's association with Ford, see Item 1--Business--"Certain Transactions with Ford and Affiliates" in the 1993 10-K Report.

                          INFORMATION CONCERNING FORD

     Ford is the second-largest producer of cars and trucks in the world, and ranks among the largest providers of financial services in the United States.

     Ford's two principal business segments are Automotive and Financial Services. The activities of the Automotive segment consist of the manufacture, assembly and sale of cars and trucks and related parts and accessories. The Financial Services segment is comprised of the following subsidiaries: Ford Credit, Ford Credit Europe plc, Ford Holdings, Associates First Capital Corporation ("The Associates"), American Road, First Nationwide Financial Corporation ("First Nationwide"), the Hertz Corporation and USL Capital. The activities of these subsidiaries include financing, insurance operations, savings and loan operations and vehicle and equipment leasing.

                 SELECTED FINANCIAL DATA AND OTHER DATA OF FORD

     The following table sets forth selected financial data and other data concerning Ford:

                                                                              YEARS ENDED OR AT DECEMBER 31
                                                                  ------------------------------------------------------
                                                                    1993       1992       1991        1990       1989
                                                                  --------   --------   ---------   --------   ---------
                                                                  (IN MILLIONS EXCEPT PER SHARE AND UNIT SALES AMOUNTS)
CONSOLIDATED STATEMENT OF INCOME INFORMATION
Automotive
  Sales.........................................................  $ 91,568   $ 84,407   $  72,051   $ 81,844   $  82,879
  Operating income/(loss).......................................     1,432     (1,775)     (3,769)       316       4,252
  Income/(loss) before cumulative effects of changes in
    accounting principles.......................................       940     (1,534)     (3,186)        99       3,175
Financial Services
  Revenues......................................................    16,953     15,725      16,235     15,806      13,267
  Income before income taxes and cumulative effects of
    changes in accounting principles............................     2,712      1,825       1,465      1,221         874
  Income before cumulative effects of changes in accounting
    principles..................................................     1,589      1,032         928        761         660
Total Ford
  Income/(loss) before cumulative effects of changes in
    accounting principles.......................................     2,529       (502)     (2,258)       860       3,835
  Cumulative effects of changes in accounting principles........        --     (6,883)         --         --          --
  Net income/(loss).............................................     2,529     (7,385)     (2,258)       860       3,835
Amounts Per Share of Common Stock and Class B Stock After
  Preferred Stock Dividends Income/(loss) before cumulative
  effects of changes in accounting principles...................      4.55      (1.46)      (4.79)      1.86        8.22
  Cumulative effects of changes in accounting principles........        --     (14.15)         --         --          --
                                                                  --------   --------   ---------   --------   ---------
  Income/(loss) assuming no dilution............................      4.55     (15.61)      (4.79)      1.86        8.22
  Income/(loss) assuming full dilution..........................      4.20     (15.61)      (4.79)      1.84        8.12
  Cash dividends................................................      1.60       1.60        1.95       3.00        3.00
CONSOLIDATED BALANCE SHEET INFORMATION
Automotive
  Total assets..................................................    61,737     57,170      52,397     50,823      45,819
  Debt payable within one year..................................       932      1,249       2,580      2,849       2,537
  Long-term debt--noncurrent portion............................     7,084      7,068       6,539      4,553       1,137
Financial Services
  Total assets..................................................   137,201    123,375     122,032    122,839     115,074
  Debt..........................................................   103,960     90,188      88,295     88,117      81,734
  Deposit accounts*.............................................    10,549     14,030      16,882     17,893      17,642
Total Ford
  Total assets..................................................   198,938    180,545     174,429    173,663     160,893
  Debt (incl. deposit accounts).................................   122,525    112,535     114,295    113,412     103,050
  Stockholders' equity**........................................    15,574     14,753      22,690     23,238      22,728
  Cash dividends................................................     1,086        977         927      1,389       1,404
OTHER DATA
Total Ford
  Capital expenditures..........................................     6,814      5,790       5,847      7,258       6,767
  Depreciation and amortization of special tools................     7,468      6,756       5,778      4,880       4,229
  Worldwide factory unit sales of cars, trucks and tractors
    (in thousands)..............................................     5,964      5,764       5,359      5,872       6,408

- ------------
 * Deposit accounts relate to First Nationwide.

** The cumulative effects of changes in accounting principles reduced equity by $6,883 million in 1992.

                            FINANCIAL REVIEW OF FORD

OVERVIEW

     Ford's worldwide net income in 1993 was $2,529 million, or $4.55 per share of Common and Class B Stock, compared with a loss of $7,385 million, or $15.61 per share in 1992. Sales and revenues totaled $108.5 billion in 1993, up 8% from 1992. Factory unit sales of cars and trucks were 5,964,000, up 200,000 or 3%.

     In 1992, Ford adopted new accounting standards for postretirement benefits (principally retiree health care) and income taxes that resulted in a one-time charge to net income in 1992 for prior years of $6,883 million. Excluding the one-time effects of these accounting changes, Ford incurred a net loss of $502 million or $1.46 per share in 1992.

     Ford's financial results in 1993 showed substantial improvement compared with 1992. Improvements in U.S. Automotive operations included the favorable effects of higher industry volume, higher share, and improved margins. Automotive operations outside the U.S. also improved, despite lower industry volumes in Europe. Earnings from Financial Services operations were a record and increased 54% compared with 1992.

     Ford continued its product development and cost reduction programs to strengthen its competitive position. In 1993, capital spending for new products and facilities was $6.8 billion, up $1 billion from 1992. Automotive debt at the end of 1993 was $8,016 million, down $301 million from year-end 1992. Cash and marketable securities for Ford's Automotive segment totaled $9,752 million, up $717 million from year-end 1992.

     In 1994, Ford expects continued improvements in operating results from cost reduction efforts, new product introductions, and a moderate rate of economic growth in the United States. Ford expects sales for the U.S. car and truck industry to reach about 15 million units in 1994. Several new products will be introduced in 1994, including the Ford Windstar, Ford Aspire, Ford Contour and Mercury Mystique. Per-unit U.S. marketing costs for Ford, which declined in 1993, should decline further in 1994 as industry sales increase and new products are introduced.

     Ford expects industry sales in Europe to be up slightly in 1994, compared with 1993. As a result of an expected continuation of the gradual economic recovery in Great Britain and the restructuring actions undertaken in Europe during 1993, the operating results of European Automotive operations are projected to improve in 1994, compared with 1993. In Latin America, the near-term business outlook is favorable, but business conditions have historically been volatile and subject to rapid change.

Fourth Quarter of 1993

     In the fourth quarter of 1993, Ford's worldwide net income was $719 million or $1.30 per share of Common and Class B Stock, compared with a loss of $840 million, or $1.85 per share in the fourth quarter of 1992.

     Worldwide Automotive operations earned $297 million in the fourth quarter of 1993, compared with a loss of $1,037 million a year ago. U.S. Automotive operations earned $669 million in the fourth quarter of 1993, compared with a loss of $128 million a year ago, while Automotive operations outside the U.S. incurred a loss of $372 million, compared with a loss of $909 million a year ago. Financial Services earned $422 million in the fourth quarter of 1993, compared with $197 million a year ago.

     Net income for Automotive operations outside the U.S. were adversely affected in the fourth quarter of 1993 by restructuring actions at Jaguar ($109 million) and Ford of Australia ($57 million), offset partially by the favorable one-time effects of a reduction in German tax rates ($59 million). Automotive operations in the U.S. were favorably affected by the gain on the sale of

Ford's North American automotive seating and seat trim business ($73 million). The loss a year ago included one-time European restructuring charges of $334 million for Automotive operations and $85 million for Financial Services operations.

     The following discussion of the results of operations excludes the one-time effects associated with accounting changes in 1992 as discussed above.

1993 RESULTS OF OPERATIONS

Automotive Operations

     Net income from Ford's worldwide Automotive operations was $940 million in 1993 on sales of $91.6 billion. In 1992, worldwide Automotive operations incurred a loss of $1,534 million (excluding the accounting changes) on sales of $84.4 billion.

     In the U.S., Ford's Automotive operations earned $1,482 million on sales of $61.6 billion, compared with a loss of $405 million in 1992 on sales of $51.9 billion. Higher vehicle production, reflecting higher industry sales and a higher Ford market share, accounted for most of the improvement. Improved margins, reflecting mainly favorable material costs, manufacturing efficiencies, and lower marketing costs, were offset partially by higher costs for new products and related facilities. Results in 1993 included the one-time favorable effect of tax legislation ($171 million) for the restatement of U.S. deferred tax balances for the Federal income tax rate increase from 34% to 35% and the gain on the sale of Ford's North American automotive seating and seat trim business ($73 million). On an ongoing basis, the effect of the tax rate change on future tax expense will be unfavorable.

     In 1993, the U.S. economy continued to grow at a modest rate. In the eleven quarters since the recovery began in the Spring of 1991, the rate of growth in the gross domestic product (GDP) has averaged 2.7%, 60% of the rate over the comparable period during the last six recoveries. Slow growth has helped reduce interest rates and inflation to low levels. Industry sales of cars and trucks in the United States have gradually increased from 12.5 million units in 1991 to
14.2 million units in 1993. Over this period, Ford's combined U.S. car and truck market share has improved -- from 23.2% in 1991 to 25.5% in 1993 -- to the highest level since 1978. Ford also has benefited from reduced marketing incentives, lower supplier cost increases, and other cost efficiencies.

     Full year U.S. car and truck industry volumes increased from 13.1 million units in 1992 to 14.2 million units in 1993. Over 70% of the increase in industry sales was attributable to trucks (including minivans, compact utility vehicles, and compact pickups). Ford's share of the U.S. car market (including Jaguar) was 22.3%, up 5/10 of a point from 1992. Ford's U.S. truck share was 30.5%, up 8/10 of a point from 1992. The improved market share for cars and trucks reflected strong product acceptance.

     Outside the U.S., Ford's Automotive operations lost $542 million in 1993 on sales of $30.0 billion, compared with a loss of $1,129 million in 1992 on sales of $32.5 billion. Results improved despite a weak economy in Europe that resulted in the lowest level of industry sales in eight years. Savings from cost reduction actions in Europe and improved results in Latin America, reflecting primarily higher industry volume in Brazil, more than offset the effects of lower volume in Europe. The loss in 1993 included restructuring charges at Jaguar ($174 million), primarily for resourcing stamping and restructuring other operations to improve efficiency, and at Ford of Australia ($57 million), related to discontinuing production of the Capri and Laser model, offset partially by the favorable one-time effect of a reduction in German tax rates ($59 million). Losses in 1992 included restructuring charges of $334 million.

     Ford's European Automotive operations (excluding Jaguar) lost $407 million, compared with a loss of $647 million in 1992. The improvement reflected nonrecurrence of the one-time restructuring charge ($334 million) in the fourth quarter of 1992, primarily for planned reductions in employment levels. Lower vehicle production, reflecting lower industry sales (down 16%), higher costs for new products, and the unfavorable effect of fluctuations in foreign currency exchange rates were partially offset by manufacturing efficiencies and other cost improvements.

     Car and truck industry sales in Europe were 12.5 million units in 1993, compared with 15 million units in 1992. Ford's European car market share (including Jaguar) was 11.8% in 1993, up 3/10 of a point from 1992. Ford's European truck share improved 9/10 of a point to 12.6%.

Financial Services Operations

     Ford's Financial Services operations earned a record $1,589 million in 1993, up $557 million from 1992. Higher volume, reduced interest rates and operating costs, and lower credit losses contributed to record earnings at Financial Services operations, including Ford Credit, The Associates, and USL Capital. Results in 1993 included an unfavorable one-time effect of $31 million from tax legislation in the U.S. Results in 1992 of $1,032 million excluded a favorable effect of $211 million associated with one-time accounting changes, mainly for income taxes, but include organizational restructuring charges relating to European Financial Services operations ($85 million).

     For a discussion of Ford Credit's 1993 results of operations, see "Ford Motor Credit Company and Subsidiaries -- Selected Financial Data -- 1993 Results of Operations". In addition, international operations managed by Ford Credit earned $199 million in 1993, up $11 million from 1992, primarily reflecting improved net interest margins and lower credit losses offset partially by the unfavorable effect of exchange rates.

     The Associates earned a record $470 million in the U.S. in 1993, up $77 million from 1992. The improvement was more than explained by improved credit loss performance and higher levels of earning assets. In addition, international operations managed by The Associates earned $38 million in 1993, the same as in 1992.

     First Nationwide incurred a loss of $55 million in 1993, compared with a loss of $81 million in 1992. The improvement resulted primarily from reduced borrowing costs, continued improvements in operating costs, a lower adjustment in 1993 to the carrying value of derivative securities and the gain on sale of certain branches. These factors were partially offset by lower levels of earning assets, lower yields from the reinvestment of FDIC proceeds, and a reduction in income tax benefits.

     First Nationwide's 1993 revenues included $72 million from the Federal Savings and Loan Insurance Corporation Resolution Fund (FSLIC/RF), compared with $221 million in 1992. These revenues represented reimbursements for losses or guaranteed yields on covered assets paid pursuant to First Nationwide's agreements with FSLIC/RF to acquire certain savings and loan institutions.

     USL Capital earned a record $77 million in 1993, up $17 million from 1992. The improvement resulted primarily from higher earning assets and continued operating cost reductions. American Road earned $79 million in 1993, compared with $47 million in 1992. The increase resulted primarily from improved underwriting experience in extended service plan and floor plan products, partially offset by lower investment income.

LIQUIDITY AND CAPITAL RESOURCES

Automotive Operations

     Cash and marketable securities of Ford's Automotive operations were $9,752 million at December 31, 1993, up $717 million from December 31, 1992. Ford paid $1,086 million in cash dividends on its capital stock during 1993. In 1993, Ford contributed $1 billion to its pension funds.

     Automotive capital expenditures were $6.7 billion in 1993, up $1 billion from 1992. Over the last five years (1989 through 1993), Ford's worldwide capital spending totaled $32 billion. During the next several years, the pace of spending for product change at Ford will continue at similar or higher levels.

     At December 31, 1993, Automotive debt totaled $8,016 million, which was 34% of total capitalization (stockholders' equity and Automotive debt), compared with $8,317 million, or 36% of total capitalization, at year-end 1992.

     At December 31, 1993, Ford (parent company only) had long-term contractually committed credit agreements for use in the U.S. under which $4.8 billion is available from various banks at least through June 30, 1998. The entire $4.8 billion may be used, at Ford's option, by either Ford or Ford Credit. As of December 31, 1993, these facilities were unused.

     Outside the U.S., Ford has additional long-term contractually committed credit-line facilities of approximately $2.4 billion. These facilities are available in varying amounts from 1994 through 1998; none had been utilized at December 31, 1993.

Financial Services Operations

     The Financial Services operations rely heavily on their ability to raise substantial amounts of funds in capital markets in addition to collections on loans and retained earnings. The levels of funds for certain Financial Services operations are affected by certain transactions with Ford, such as capital contributions, dividend payments and the timing of payments for income taxes. Their ability to obtain funds also is affected by their debt ratings which, for certain operations, are closely related to the financial condition and outlook for Ford and the nature and availability of support facilities, such as revolving credit and receivables sales agreements.

     For information relating to Ford Credit's liquidity and capital resources, see "Ford Motor Credit Company and Subsidiaries -- Selected Financial Data -- Liquidity and Capital Resources". In addition, at December 31, 1993, international subsidiaries and other credit operations managed by Ford Credit had $14.2 billion of support facilities available outside the U.S., approximately 44% of which were contractually committed. At December 31, 1993, approximately 42% of these support facilities outside the U.S. were in use.

     First Nationwide's principal sources of funds include borrowings, collections on loans, proceeds from the sale of loans, and customers' deposits. In addition, the Federal Home Loan Bank System provides both short-and long-term alternative sources of funds. Other sources include the sale of mortgage pass-through securities and reverse repurchase agreements. Federal regulations require that an insured institution maintain certain regulatory capital requirements. New minimum regulatory capital standards were established in 1989 and will be phased in through 1994. First Nationwide Bank met all of the minimum capital requirements in effect at December 31, 1993.

     At December 31, 1993, The Associates had contractually committed lines of credit with banks of $3.1 billion, with various maturities ranging from January 30, 1994 to December 31, 1994, none of which was utilized at December 31, 1993. Also, at December 31, 1993, The Associates had $4.1 billion of contractually committed revolving credit facilities with banks, with maturity dates ranging from February 1, 1994 through October 1, 1997, and $1 billion of contractually committed receivables sale facilities, $500 million of which are available through April 15, 1994 and $500 million of which are available through April 30, 1995; none of these facilities was in use at December 31, 1993. At December 31, 1993, foreign operations managed by The Associates had $195 million of support facilities available outside the U.S., approximately 64% of which were contractually committed. At December 31, 1993, about 15% of these support facilities outside the U.S. were in use.

     At December 31, 1993, Ford Holdings had outstanding debt of $1.9 billion, all of which was long-term. All of the Ford Holdings debt held by nonaffiliated persons is guaranteed by Ford. Ford Holdings had no contractually committed lines of credit at December 31, 1993. In 1993, Ford Holdings sold 1,728 shares of its Series B Cumulative Preferred Stock having an aggregate liquidation preference of $173 million and 2,000 shares of its Series C Cumulative Preferred Stock having an aggregate liquidation preference of $200 million.

     American Road's principal sources of funds are insurance premiums, annuity deposits and investment income. American Road had no debt or credit lines at December 31, 1993.

     At December 31, 1993, USL Capital had $1.4 billion of contractually committed credit facilities, 70% of which are available through September 1998. These facilities included $200 million of contractually committed receivables sale facilities, of which about 86% were in use at December 31, 1993. At December 31, 1993, foreign operations managed by USL Capital had approximately $90 million of contractually committed support facilities available outside the U.S., of which about 75% were in use at December 31, 1993.

NEW ACCOUNTING STANDARDS

     In November 1992, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits", which requires companies to account for employee benefits on an accrual basis for periods when employees are no longer actively employed but have not yet reached retirement. The effect on Ford's financial statements was not material.

     In May 1993, the FASB issued SFAS 114, "Accounting by Creditors for Impairment of a Loan". The standard requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. Ford does not plan to adopt this standard until January 1, 1995, and the effect is not expected to be material.

     In May 1993, the FASB issued SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities". The standard establishes financial accounting and reporting requirements for investments in equity securities (excluding those accounted for under the equity method and investments in consolidated subsidiaries) that have readily determinable fair values and for all investments in debt securities. Ford has adopted this standard effective January 1, 1994, and the effect is not expected to be material.
                            ------------------------

     For a discussion of factors that affected Ford's results in the years 1989-1993, as well as a discussion of Ford's results of operations, liquidity, capital resources and working capital in 1993, see the information concerning Ford in the 1993 10-K Report.

                     INDUSTRY DATA AND MARKET SHARE OF FORD

     The following table shows the U.S. industry retail deliveries of cars and trucks for the periods indicated:

                                                           U.S. INDUSTRY RETAIL DELIVERIES
                                                                 (MILLIONS OF UNITS)
                                              ----------------------------------------------------------
                                              THREE MONTHS
                                               ENDED MARCH
                                                   31*                  YEARS ENDED DECEMBER 31
                                              -------------     ----------------------------------------
                                              1994     1993     1993     1992     1991     1990     1989
                                              ----     ----     ----     ----     ----     ----     ----
Cars.......................................   9.4      8.1      8.5      8.2      8.2      9.3      9.8
Trucks.....................................   6.4      5.3      5.7      4.9      4.3      4.8      5.1

- ------------
* Seasonally adjusted annual rates.

     The following table shows Ford's U.S. car and truck market shares for the periods indicated:

                                                     FORD U.S. CAR AND TRUCK MARKET SHARES
                                           ----------------------------------------------------------
                                           THREE MONTHS
                                            ENDED MARCH
                                                31                   YEARS ENDED DECEMBER 31
                                           -------------     ----------------------------------------
                                           1994     1993     1993     1992     1991     1990     1989
                                           ----     ----     ----     ----     ----     ----     ----
Cars*...................................   21.6%    23.5%    22.3%    21.8%    20.1%    21.1%    22.3%
Trucks..................................   29.4     29.1     30.4     29.7     28.9     29.3     28.8

- ------------
* Includes Jaguar sales in 1994, 1993, 1992, 1991 and 1990.

     For additional information regarding Ford, see the 1993 10-K Report.

                                USE OF PROCEEDS

     Except as otherwise provided in the Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be added to the general funds of Ford Credit and will be available for the purchase of receivables, for loans and for use in connection with the retirement of debt. Such proceeds initially may be used to reduce short-term borrowings (commercial paper, borrowings under bank lines of credit and borrowings under agreements with bank trust departments) or may be invested temporarily in short-term securities.

     Ford Credit expects to issue additional long-term and short-term debt from time to time. The nature and amount of Ford Credit's long-term and short-term debt and the proportionate amount of each can be expected to vary from time to time, as a result of business requirements, market conditions and other factors.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of "earnings" to "fixed charges" for Ford Credit and Ford were as follows for each of the years 1989-1993:

                                                                  YEARS ENDED DECEMBER 31
                                                          ----------------------------------------
                                                          1993     1992     1991     1990     1989
                                                          ----     ----     ----     ----     ----
Ford Motor Credit Company.............................    1.56     1.37     1.23     1.14     1.13
Ford Motor Company....................................     1.5      *        **       1.2      1.7

- ------------
 * Earnings were inadequate to cover fixed charges by $237 million.

** Earnings were inadequate to cover fixed charges by $2,664 million.

     For purposes of the Ford Credit ratio, "earnings" consist of income before income taxes and cumulative effects of changes in accounting principles and fixed charges. Income before income taxes and cumulative effects of changes in accounting principles of Ford Credit excludes the equity in net income of all unconsolidated affiliates and minority interest in net income of subsidiaries. "Fixed charges" consist of interest on borrowed funds, amortization of debt discount, premium, and issuance expense and one-third of all rental expense (the proportion deemed representative of the interest factor).

     For purposes of the Ford ratio, "earnings" include the profit/(loss) before income taxes and cumulative effects of changes in accounting principles of Ford and its majority-owned subsidiaries, whether or not consolidated, its proportionate share of any fifty-percent-owned companies, and any income received from less-than-fifty-percent-owned companies. "Fixed charges" consist of interest on borrowed funds, preferred stock dividend requirements of majority-owned subsidiaries, amortization of debt discount, premium, and issuance expense, and one-third of all rental expense (the proportion deemed representative of the interest factor).

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities are to be issued in one or more series under an Indenture dated as of February 1, 1985, as supplemented from time to time (the "Indenture"), between Ford Credit and Chemical Bank as successor to Manufacturers Hanover Trust Company, Trustee, 450 West 33rd Street, New York, New York 10001. The term "Trustee", as used herein, shall mean Chemical Bank and, if at any time there is more than one Trustee acting under the Indenture, the term "Trustee" as used herein with respect to Indenture Securities (as defined below) of any particular series shall mean the Trustee with respect to the Indenture Securities of such series. The following statements with respect to the Debt Securities are subject to the detailed provisions of the Indenture, the form of which is filed as an exhibit to the Registration Statement. Parenthetical references below are to the Indenture or the respective Forms of Security contained therein and, whenever any particular provision of the Indenture or any term used therein is referred to, such provision or term is incorporated by reference as a part of the statement in connection with which such reference is made, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

     The particular terms of each series of Debt Securities, as well as any modification or addition to the general terms of the Debt Securities as herein described, which may be applicable to a particular series of Debt Securities, are described in the Prospectus Supplement and any Pricing Supplement relating to such series of Debt Securities and will be set forth in a filing with the Commission. Accordingly, for a description of the terms of a particular series of Debt Securities, reference must be made to both the Prospectus Supplement and any Pricing Supplement relating to such series and to the description of Debt Securities set forth in this Prospectus.

GENERAL

     The Debt Securities offered hereby will be limited to $6,000,000,000 aggregate principal amount or the equivalent thereof in any currency, although the Indenture provides that additional debt securities may be issued thereunder up to the aggregate principal amount, which is not limited by the Indenture, authorized from time to time by Ford Credit's Board of Directors. So long as a single Trustee is acting for the benefit of the holders of all the Debt Securities offered hereby and any such additional debt securities issued under the Indenture, the Debt Securities and any such additional debt securities are herein collectively referred to as the "Indenture Securities". The Indenture also provides that there may be more than one Trustee under the Indenture, each with respect to one or more different series of Indenture Securities. See also "Trustee" herein. At any time when two or more Trustees are acting, each with respect to only certain series, the term "Indenture Securities" as used herein shall mean the one or more series with respect to which each respective Trustee is acting and the powers and trust obligations of each such Trustee as described herein shall extend only to the one or more series of Indenture Securities for which it is acting as Trustee. The effect of the provisions contemplating that there might be more than one Trustee acting for different series of Indenture Securities is that, in that event, those Indenture Securities (whether of one or more than one series) for which each Trustee is acting would be treated as if issued under a separate indenture.

     The Prospectus Supplement and any Pricing Supplement which accompany this Prospectus sets forth a description of the particular series of Debt Securities being offered thereby, including: (1) the designation or title of such Debt Securities; (2) the aggregate principal amount of such Debt Securities; (3) the percentage of their principal amount at which such Debt Securities will be offered; (4) the date or dates on which the principal of such Debt Securities will be payable; (5) the rate or rates (which may be either fixed or variable) and/or the method of determination of such rate or rates at which such Debt Securities shall bear interest, if any; (6) the date or dates from which any such interest shall accrue, or the method of determination of such date or dates, and the date or dates on which any such interest shall be payable; (7) the terms for redemption, extension or early repayment of such Debt Securities, if any; (8) the denominations in which such Debt Securities are authorized to be issued; (9) the currencies or currency units in which such Debt Securities are issued or payable; (10) the provisions for a sinking fund, if any; (11) any additional restrictive covenants included for the benefit of the holders of such Debt Securities; (12) any additional Event of Default with respect to such Debt Securities; (13) whether such Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Debt Securities are to be issuable initially in temporary global form and whether any of the Debt Securities are to be issuable in permanent global form; and (14) any other term or provision relating to such Debt Securities which is not inconsistent with the provisions of the Indenture.

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable thereto will be described in the Prospectus Supplement or Pricing Supplement relating to any such Debt Securities.

     The Debt Securities will be unsecured obligations of Ford Credit and will rank prior to all subordinated indebtedness of Ford Motor Credit Company (parent company only) and pari passu with all other unsecured and unsubordinated indebtedness of Ford Motor Credit Company (parent company only).

DENOMINATIONS, REGISTRATION AND TRANSFER

     Indenture Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. The Indenture also provides that Indenture Securities of a series may be issuable in global form. Unless otherwise indicated in the Prospectus Supplement or any Pricing Supplement, Bearer Securities will have interest coupons attached. (Section 2.01).

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If (but only if) provided in the Prospectus Supplement or any Pricing Supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series may be converted into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, Bearer Securities surrendered in a permitted exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Bearer Securities will not be issued in exchange for Registered Securities (Section 3.05).

     Debt Securities may be presented for exchange or conversion as provided above, and Registered Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the corporate trust office of the Trustee or at the office of any transfer agent designated by Ford Credit for such purpose with respect to any series of Debt Securities and referred to in the Prospectus Supplement or any Pricing Supplement. No service charge will be made for any transfer, conversion or exchange of the Debt Securities, but Ford Credit may require payment of a sum to cover any tax or other governmental charge payable in connection therewith. (Section 3.05). Such transfer, conversion or exchange will be effected upon the Trustee or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. If a Prospectus Supplement refers to any transfer agents (in addition to the Trustee) initially designated by Ford Credit with respect to any series of Debt Securities, Ford Credit may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, Ford Credit will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series may be issuable as both Registered Securities and as Bearer Securities, Ford Credit will be required to maintain (in addition to the Trustee) a transfer agent in a Place of Payment for such series located outside the United States. Ford Credit may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 10.02).

     In the event of any redemption in part, Ford Credit shall not be required to (i) issue, register the transfer of, exchange or convert Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 3.05).

PAYMENT AND PAYING AGENTS

     Unless otherwise provided in the Prospectus Supplement or any Pricing Supplement, principal, premium, if any, and interest, if any, on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as Ford Credit may designate from time to time. (Section 10.02). At the option of the Holder, such payment on Bearer Securities also may be made by check or by wire transfer to an account maintained by the payee with a bank located outside the United States. (Form of Bearer Security). Unless otherwise provided in the Prospectus Supplement or Pricing Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Section 10.01). No payment with respect to any Bearer Security will be made at any office or agency of Ford Credit in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium, if any, and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of Ford Credit's Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 10.02).

     Unless otherwise provided in the Prospectus Supplement or any Pricing Supplement, principal, premium, if any, and interest, if any, on Registered Securities will be payable at any office or agency to be maintained by Ford Credit in The City of New York, except that at the option of Ford Credit interest may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 3.07, 10.01, 10.02). Unless otherwise provided in the Prospectus Supplement or any Pricing Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such

Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 3.07).

     Unless otherwise provided in the Prospectus Supplement or any Pricing Supplement, the corporate trust office of the Trustee in The City of New York will be designated as Ford Credit's sole Paying Agent for payments with respect to Debt Securities which are issuable as Registered Securities and as Ford Credit's Paying Agent in The City of New York for payments with respect to Debt Securities which are issuable (in the limited circumstances described above, but not otherwise) solely as Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by Ford Credit for the Debt Securities will be named in the Prospectus Supplement or any Pricing Supplement. Ford Credit may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Indenture Securities of a series are issuable only as Registered Securities, Ford Credit will be required to maintain a Paying Agent in each Place of Payment for such series and, if Indenture Securities of a series are also issuable as Bearer Securities, Ford Credit will be required to maintain (i) a Paying Agent in The City of New York for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, Ford Credit will maintain a Paying Agent in Luxembourg or any other required city located outside the United States, as the case may be, for the Indenture Securities of such series. (Section 10.02).

     All moneys paid by Ford Credit to the Trustee or a Paying Agent for the payment of principal, premium, if any, or interest, if any, on any Indenture Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Ford Credit, and the Holder of such Indenture Security or any coupon will thereafter look only to Ford Credit for payment thereof. (Section 4.04).

SUBSIDIARIES

     The term "subsidiary of the Company" is defined in the Indenture as a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by Ford Credit or by one or more subsidiaries of Ford Credit, or by Ford Credit and one or more subsidiaries of Ford Credit. The term "Restricted Subsidiary" is defined in the Indenture as a subsidiary of the Company, incorporated in or conducting the major part of its business in the United States, any of the activities of which includes insurance underwriting or which had, at the end of its last quarterly accounting period preceding the date of computation, assets with a value in excess of $1 million representing accounts or notes receivable resulting from the financing of new cars, trucks, tractors and farm and industrial equipment manufactured or sold by Ford or from the financing of used cars, trucks, tractors and farm and industrial equipment of the same types, whether manufactured by Ford or others. (Section 1.01). Ford Holdings, which owns American Road Insurance and the other insurance businesses formerly owned by Ford Credit, is not a subsidiary of the Company and therefore not a Restricted Subsidiary, as such terms are defined in the Indenture. So long as stock of Ford Holdings is directly owned by Ford Credit or by a Restricted Subsidiary, such stock will be subject to the "Limitation on Liens" provision described below. Ford Credit currently owns its stock in Ford Holdings directly but is under no obligation to continue to do so.

LIMITATION ON LIENS

     If Ford Credit or any Restricted Subsidiary shall pledge or otherwise subject to any lien (such a pledge or lien is defined in the Indenture as a "Mortgage") any of its property or assets, Ford Credit will secure or cause such Restricted Subsidiary to secure the Indenture Securities equally and ratably with (or prior to) the indebtedness secured by such Mortgage. This restriction does not apply to Mortgages securing such indebtedness which shall not exceed $5 million in the aggregate at any one time outstanding and does not apply to (a) certain Mortgages created or incurred to secure financing of the export or marketing of goods outside the United States,
(b) Mortgages on accounts receivable payable in foreign currencies securing indebtedness incurred and payable outside the United States, (c) Mortgages in favor of Ford Credit or any Restricted Subsidiary, (d) Mortgages in favor of governmental bodies to secure progress, advance or other payments, or deposits with any governmental body required in connection with the business of Ford Credit or a Restricted Subsidiary, (e) deposits made in connection with pending litigation, (f) Mortgages existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and certain purchase money Mortgages, and (g) any extension, renewal or replacement of any Mortgage or Mortgages referred to in the foregoing clauses (a) through
(f), inclusive. (Section 10.04).

MERGER AND CONSOLIDATION

     The Indenture provides that no consolidation or merger of Ford Credit with or into any other corporation shall be permitted, and no sale or conveyance of its property as an entirety, or substantially as an entirety, may be made to another corporation, if, as a result thereof, any asset of Ford Credit or a Restricted Subsidiary would become subject to a Mortgage, unless the Indenture Securities shall be equally and ratably secured with (or prior to) the indebtedness secured by such Mortgage, or unless such Mortgage could be created pursuant to Section 10.04 (see "Limitation on Liens" above) without equally and ratably securing the Indenture Securities. (Section 8.03).

EVENTS OF DEFAULT AND NOTICE THEREOF

     Except as may otherwise be provided in an indenture supplemental to the Indenture, the following events in respect of a particular series of Indenture Securities are defined in the Indenture as "Events of Default": (a) failure to pay interest for 30 days after becoming due; (b) failure to pay the principal or premium, if any, for five business days after becoming due at maturity, on redemption or otherwise; (c) failure to make a sinking fund payment for five days after becoming due; (d) failure to perform any other covenants for 90 days after notice; and (e) certain events of bankruptcy, insolvency or reorganization. (Section 5.01).

     If an Event of Default in respect of a particular series of Indenture Securities outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Indenture Securities outstanding of such series may declare the principal amount (or, if the Indenture Securities of such series are Original Issue Discount Securities (as defined in the indenture), such portion of the principal amount as may be specified in the terms of such series) of all of the Indenture Securities of such series to be due and payable immediately. At any time after such a declaration of acceleration in respect of a particular series of Indenture Securities has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the Indenture Securities outstanding of such series may, under certain circumstances, waive all defaults and rescind and annul such declaration and its consequences if all Events of Default in respect of the Indenture Securities of such series, other than the non-payment of principal due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (Section 5.02).

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default in respect of a particular series of Indenture Securities, give the holders of such series notice of all uncured defaults known to it (the term "default" to include the events specified above without grace periods); provided that, except in the case of default in the payment of the principal of, or premium, if any, on, or interest on any of the Indenture Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of such series. (Section 6.02).

     Pursuant to the terms of the Indenture, Ford Credit is required to furnish to the Trustee annually a statement of certain officers of Ford Credit stating whether or not to the best of their knowledge Ford Credit is in default in respect of any series of Indenture Securities in the performance and observance of the terms of the Indenture and, if Ford Credit is in default, specifying such default and that or those series affected thereby. (Section 10.05).

     The Indenture provides that the holders of a majority in aggregate principal amount of all Indenture Securities of a particular series then outstanding will have the right to waive certain defaults in respect of such series and, subject to certain limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 5.12 and 5.13). The Indenture provides that, in case an Event of Default in respect of a particular series of Indenture Securities shall occur (which shall not have been cured or waived), the Trustee will be required to exercise such of its rights and powers under the Indenture, and to use the degree of care and skill in their exercise, that a prudent man would exercise or use in the conduct of his own affairs, but otherwise need only perform such duties as are specifically set forth in the Indenture. (Section 6.01). Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of such series unless they shall have offered to the Trustee reasonable security or indemnity. (Section 6.03).

MODIFICATION OF THE INDENTURE

     With certain exceptions, the Indenture, the rights and obligations of Ford Credit and the rights of the holders of a particular series may be modified by Ford Credit with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Indenture Securities of such series then outstanding; but no such modification may be made which would (i) extend the fixed maturity of any Indenture Security of such series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Indenture Security of such series so affected; or (ii) reduce the above-stated percentage of Indenture Securities of such series, the consent of the holders of which is required to modify or alter the Indenture, without the consent of the holders of all Indenture Securities of such series then outstanding. (Section 9.02).

     The Indenture provides that in determining whether the Holders of the requisite principal amount of Indenture Securities of a series then outstanding have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Indenture Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of an Indenture Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the date of original issuance of such Indenture Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Indenture Security of the amount determined as provided in (i) above). (Section 1.01).

     The Indenture contains provisions for convening meetings of the Holders of Indenture Securities of a series if Indenture Securities of that series are issuable as Bearer Securities. (Section 15.01). A meeting may be called at any time by the Trustee, and also, upon request, by Ford Credit or the Holders of at least 10% in principal amount of the Indenture Securities of such series Outstanding, in any such case upon notice given as provided in the Indenture. (Section 15.02). Except for any consent which must be given by the Holder of each Indenture Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Indenture Securities of that series; provided, however, that, any resolution with respect to any consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Indenture Securities of a series may be adopted at a meeting or adjourned meeting at which a quorum is present only by the affirmative vote of 66 2/3% in principal amount of the Indenture Securities of that series; and provided, further, that, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Indenture Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Indenture Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Indenture Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Indenture Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Indenture Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Indenture Securities of a series, the persons holding or representing 66 2/3% in principal amount of the Indenture Securities of such series will constitute a quorum. (Section 15.04).

TRUSTEE

     The Trustee may resign or be removed with respect to one or more series of Indenture Securities and a successor Trustee may be appointed to act with respect to such one or more series. (Section 6.10). In the event that there shall be two or more persons acting as Trustee with respect to different series of Indenture Securities, each such Trustee shall be a trustee of a trust or trusts under the Indenture separate and apart from the trust or trusts administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is acting as Trustee. (Section 6.11).

CONCERNING CHEMICAL BANK

     Chemical Bank, Trustee under the Indenture, is also the trustee under indentures covering a number of outstanding issues of notes and debentures of Ford Credit, is a depositary of Ford Credit and Ford, has from time to time made loans to Ford Credit, Ford and its subsidiaries and has performed other services for such companies in the normal course of its business.

REPORTS

     Ford Credit publishes annual reports, containing certified financial statements, and quarterly reports, containing interim unaudited financial statements. Copies of such reports will be available upon request.

                              PLAN OF DISTRIBUTION

     Ford Credit may sell the Debt Securities to or through underwriters, and also may sell the Debt Securities directly to one or more other purchasers or through agents.

     The Prospectus Supplement and Pricing Supplement, if any, set forth the terms of the offering of the particular series of Debt Securities to which such Prospectus Supplement and any such Pricing Supplement relate, including (i) the name or names of any underwriters or agents with whom Ford Credit has entered into arrangements with respect to the sale of such series of Debt Securities,
(ii) the initial public offering or purchase price of such series of Debt Securities, (iii) any underwriting discounts, commissions and other items constituting underwriters' compensation from Ford Credit and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers,
(iv) any commissions paid to any agents, (v) the net proceeds to Ford Credit, and (vi) the securities exchanges, if any, on which such series of Debt Securities will be listed.

     Unless otherwise set forth in the Prospectus Supplement and Pricing Supplement, if any, relating to a particular series of Debt Securities, the obligations of the underwriters to purchase such series of Debt Securities will be subject to certain conditions precedent and each of the underwriters with respect to such series of Debt Securities will be obligated to purchase all of the Debt Securities of such series allocated to it if any such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The Debt Securities may be offered and sold by Ford Credit directly or through agents designated by Ford Credit from time to time. Unless otherwise indicated in the Prospectus Supplement, any such agent or agents will be acting on a best efforts basis for the period of its or their appointment. Any agent participating in the distribution of the Debt Securities may be deemed to be an "underwriter", as that term is defined in the Securities Act of the Debt Securities so offered and sold. The Debt Securities also may be sold to dealers at the applicable price to the public set forth in the Prospectus Supplement relating to a particular series of Debt Securities who later resell to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act.

     If so indicated in the Prospectus Supplement relating to a particular series of Debt Securities, Ford Credit will authorize underwriters or agents to solicit offers by certain institutions to purchase Debt Securities of such series from Ford Credit pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Underwriters and agents may be entitled, under agreements entered into with Ford Credit, to indemnification by Ford Credit against certain civil liabilities, including liabilities under the Securities Act.

                                 LEGAL OPINIONS

     The legality of the Debt Securities offered hereby will be passed on for Ford Credit by J. D. Bringard, Esq., Vice President -- General Counsel of Ford Credit, or other counsel satisfactory to any underwriters or agents, and for any underwriters or agents by Shearman & Sterling, 599 Lexington Avenue, New York, N.Y. Mr. Bringard is a full-time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford. Shearman & Sterling act as counsel to the Compensation and Option Committee and the Audit Committee of the Board of Directors of Ford and occasionally act as counsel to Ford and Ford Credit in connection with certain transactions.

                                    EXPERTS

     The financial statements which are incorporated in this Prospectus by reference to the 1993 10-K Report have been audited by Coopers & Lybrand, 400 Renaissance Center, Detroit, Michigan 48243, independent certified public accountants, to the extent indicated in their reports therein, and have been so incorporated in reliance upon the reports of that firm, which include an explanatory paragraph indicating Ford Credit changed its methods of accounting for postretirement health care benefits and income taxes in 1992, and upon their authority as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

           Securities and Exchange Commission registration fee.....    $ 2,068,966
           Printing and engraving..................................        100,000
           Accountants' fees.......................................         50,000
           Blue Sky fees and expenses..............................         15,000
           Fees and expenses of Trustee............................        200,000
           Rating Agency fees......................................         90,000
           Miscellaneous expenses..................................         20,000
                                                                       -----------
                            Total..................................    $ 2,543,966
                                                                       -----------
                                                                       -----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the General Corporation Law of Delaware provides as follows:

   145. Indemnification of officers, directors, employes and agents; insurance--

        (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employe or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employe or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employe or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employe or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employe or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employe or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employe or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employes or agents, so that any person who is or was a director, officer, employe or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employe or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 5 of Article Ninth of the Certificate of Incorporation of Ford Credit provides as follows:

                     LIMITATION ON LIABILITY OF DIRECTORS;
                         INDEMNIFICATION AND INSURANCE.

     5.1. LIMITATION ON LIABILITY OF DIRECTORS. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

          (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          (iii) under Section 174 of the Delaware General Corporation Law or

          (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 5.1 of Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     5.2. EFFECT OF ANY REPEAL OR MODIFICATION OF SUBSECTION 5.1. Any repeal or modification of subsection 5.1 of this Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     5.3. INDEMNIFICATION AND INSURANCE.

     5.3A. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 5.3b of this Article NINTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subsection 5.3a of Article NINTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 5.3a of Article NINTH or otherwise.

     5.3B. RIGHT OF CLAIMANT TO BRING SUIT. If a claim which the corporation is obligated to pay under subsection 5.3a of this Article NINTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     5.3C. MISCELLANEOUS. The provisions of this Section 5.3 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 5.3 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

     5.3D. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.3 of Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     5.3E. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     5.3F. INDEMNIFICATION OF AGENTS OF THE CORPORATION. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section 5.3 of Article NINTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

     Similar indemnification provisions in Section 5 of Article NINTH of the Certificate of Incorporation of Ford are applicable to directors, officers and employees of Ford Credit who serve as such at the request of Ford.

     Paragraph XXVI (formerly Paragraph XXIV) of Ford's Savings and Stock Investment Plan provides as follows with respect to the members of the Savings and Stock Investment Plan Committee:

          No member of the Committee or alternate for a member or director, officer or employe of any Participating Company shall be liable for any action or failure to act under or in connection with the Plan, except for his own bad faith; provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employe of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Committee or an alternate for a member or a director, officer or employe of any Participating Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Company may have to indemnify him or hold him harmless.

     Pursuant to the Underwriting Agreements relating to its underwritten offerings of securities, the underwriters have agreed to indemnify Ford Credit, each officer and director of Ford Credit and each person, if any, who controls Ford Credit within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act. The Sales Agency Agreements and the Purchase Agreements filed as Exhibits to, or incorporated by reference in, Ford Credit's Registration Statements relating to its offerings of medium-term notes, floating rate notes, capital notes, variable rate notes, original issue discount notes and notes provide for similar indemnification by the Agents named therein.

     Ford Credit is insured for liabilities it may incur pursuant to Article NINTH of its Certificate of Incorporation relating to the indemnification of its directors, officers and employes. In addition, directors, officers and certain key employes are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit's Certificate of Incorporation. The premium for both insurance coverages is paid by Ford.

     Pursuant to Paragraph X of the Ford Money Market Account Program (the "Program") each member and alternate or a member of the Program Committee and each officer and director of each Participating Company is indemnified against all loss, cost, liability or expense reasonably incurred in connection with or resulting from any claim, action, suit or proceeding in which such person is involved or may be involved by reason of any action or failure to act under the Program.

     Pursuant to Paragraph VIII of the Ford Money Market Account Plan (the "Plan") each member and alternate member of the Plan Committee and each officer, director and employe of Ford Credit is indemnified against all loss, cost, liability or expense reasonably incurred in connection with or resulting from any claim, action, suit or proceeding in which such person is involved or may be involved by reason of any action or failure to act under the Plan.

ITEM 16. EXHIBITS.

     Exhibit 1-A -- Form of Sales Agency Agreement relating to the Debt Securities offered in the United States.
     Exhibit 1-B -- Form of Sales Agency Agreement relating to Debt Securities offered outside the United States.
     Exhibit 4-A -- Indenture dated as of February 1, 1985 between Ford Credit and Chemical Bank as successor to Manufacturers Hanover Trust Company, Trustee, relating to the Debt Securities, filed as Exhibit 4-A to Registration Statement No. 2-95568 and incorporated herein by reference.
     Exhibit 4-B -- Form of registered fixed rate Medium-Term Note filed as
        Exhibit 4-B to Registration Statement No. 33-41060 and incorporated herein by reference. Other Forms of Debt Security are included in
        Exhibit 4-F. Any additional form or forms of Debt Security will be filed with the Commission.
     Exhibit 4-C -- First Supplemental Indenture dated as of April 1, 1986 between Ford Credit and Chemical Bank as successor to Manufacturers Hanover Trust Company, Trustee, relating to the Debt Securities, filed as Exhibit 4-B to Ford Credit's Current Report on Form 8-K dated April 29, 1986 and incorporated herein by reference.
     Exhibit 4-D -- Second Supplemental Indenture dated as of September 1, 1986 between Ford Credit and Chemical Bank as successor to Manufacturers Hanover Trust Company, relating to Debt Securities, filed as Exhibit 4-B to Ford Credit's Current Report on Form 8-K dated August 28, 1986 and incorporated herein by reference.
     Exhibit 4-E -- Third Supplemental Indenture dated as of March 15, 1987 between Ford Credit and Chemical Bank as successor to Manufacturers Hanover Trust Company, relating to the Debt Securities, filed as Exhibit 4-E to Registration Statement No. 33-12928 and incorporated herein by reference.
     Exhibit 4-F -- Fourth Supplemental Indenture dated as of April 15, 1988 between Ford Credit and Chemical Bank as successor to Manufacturers Hanover Trust Company relating to the Debt Securities filed as Exhibit 4-F to Post-Effective Amendment No. 1 to Registration Statement No. 33-20081 and incorporated herein by reference.
     Exhibit 4-G -- Fifth Supplemental Indenture dated as of September 1, 1990 between Ford Credit and Chemical Bank as successor to Manufacturers Hanover Trust Company relating to the Debt Securities filed as Exhibit 4-G to Registration Statement No. 33-41060 and incorporated herein by reference.
     Exhibit 5 -- Opinion of H.D. Smith, Secretary and Corporate Counsel of Ford Credit, as to the legality of the Debt Securities registered hereunder.
     Exhibit 8-A -- Opinion of Shearman & Sterling, counsel for the Agents, as to certain tax matters.
     Exhibit 8-B -- Opinion of Sullivan & Cromwell, special tax counsel for Ford Credit, as to certain tax matters.
     Exhibit 12-A -- Calculation of Ratio of Earnings to Fixed Charges of Ford Credit.
     Exhibit 12-B -- Calculation of Ratio of Earnings to Fixed Charges of Ford.
     Exhibit 23-A -- Consent of Coopers & Lybrand.
     Exhibit 23-B -- Consent of H.D. Smith is contained in his opinion filed as
        Exhibit 5 to this Registration Statement.
     Exhibit 23-C -- Consent of Shearman & Sterling is contained in their opinion filed as Exhibit 8-A to this Registration Statement.
     Exhibit 23-D -- Consent of Sullivan & Cromwell is contained in their opinion filed as Exhibit 8-B to this Registration Statement.
     Exhibit 24 -- Powers of Attorney.

     Exhibit 25 -- Statement of Eligibility and Qualification on Form T-1 of Chemical Bank, Trustee.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs 1(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ford Credit pursuant to the provisions described under Item 15 above, or otherwise, Ford Credit has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Ford Credit or Ford of expenses incurred or paid by a director, officer or controlling person of Ford Credit in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Ford Credit, or Ford, as the case may be, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3, THAT THE SECURITY RATING REQUIREMENT OF TRANSACTION REQUIREMENT B.2. OF FORM S-3 WILL BE MET BY THE TIME OF THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT, AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DEARBORN, STATE OF MICHIGAN, ON THE 12TH DAY OF APRIL, 1994.

                              FORD MOTOR CREDIT COMPANY

                                         WILLIAM E. ODOM*
                                   By -----------------------------
                                      (WILLIAM E. ODOM, CHAIRMAN OF THE BOARD
                                                OF DIRECTORS)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                              TITLE                        DATE
- -------------------------------------   -------------------------------   --------------------
                                           Chairman of the Board of
                                                 Directors and
          WILLIAM E. ODOM*                   Director (principal
....................................           executive officer)
          (WILLIAM E. ODOM)

                                          Director and Executive Vice
         KENNETH J. COATES*              President--Finance (principal
....................................          financial officer)
         (KENNETH J. COATES)

           PAUL W. LEWIS*                    Controller (principal
....................................          accounting officer)
           (PAUL W. LEWIS)

          JOHN G. CLISSOLD*                        Director
....................................
         (JOHN G. CLISSOLD)                                                   April 12, 1994

          EDSEL B. FORD II*                        Director
....................................
         (EDSEL B. FORD II)

           MICHAEL I. AULD                         Director
....................................
          (MICHAEL I. AULD)

         DAVID N. MCCAMMON*                        Director
....................................
         (DAVID N. MCCAMMON)

          ROBERT D. WARNER*                        Director
....................................
         (ROBERT D. WARNER)

          KENNETH WHIPPLE*                         Director
....................................
          (KENNETH WHIPPLE)

       * By  RICHARD P.  CONRAD
            ----------------------------------------------
           (RICHARD P. CONRAD, ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX

                                                                                       SEQUENTIALLY
   EXHIBIT                                                                               NUMBERED
   NUMBER                                      DESCRIPTION                                 PAGE
- -------------        ---------------------------------------------------------------   ------------
Exhibit 1-A   --     Form of Sales Agency Agreement relating to the Debt Securities offered in the United States.

Exhibit 1-B   --     Form of Sales Agency Agreement relating to Debt Securities offered outside the United States.

Exhibit 4-A   --     Indenture dated as of February 1, 1985 between Ford Credit and
                     Chemical Bank as successor to Manufacturers Hanover Trust Com-
                     pany, Trustee, relating to the Debt Securities, filed as
                     Exhibit 4-A to Registration Statement No. 2-95568 and
                     incorporated herein by reference.

Exhibit 4-B   --     Form of registered fixed rate Medium-Term Note filed as Exhibit
                     4-B to Registration Statement No. 33-41060 and incorporated herein by reference. Other Forms of Debt Security are included in Exhibit 4-F. Any additional form or forms of Debt Security will be filed with the Commission.

Exhibit 4-C   --     First Supplemental Indenture dated as of April 1, 1986 between
                     Ford Credit and Chemical Bank as successor to Manufacturers
                     Hanover Trust Company, Trustee, relating to the Debt
                     Securities, filed as Exhibit 4-B to Ford Credit's Current
                     Report on Form 8-K dated April 29, 1986 and incorporated herein by reference.

Exhibit 4-D   --     Second Supplemental Indenture dated as of September 1, 1986 between Ford Credit and Chemical Bank as successor to Manufac-
                     turers Hanover Trust Company, relating to Debt Securities, filed as Exhibit 4-B to Ford Credit's Current Report on Form
                     8-K dated August 28, 1986 and incorporated herein by reference.

Exhibit 4-E   --     Third Supplemental Indenture dated as of March 15, 1987 between
                     Ford Credit and Chemical Bank as successor to Manufacturers
                     Hanover Trust Company, relating to the Debt Securities, filed as Exhibit 4-E to Registration Statement No. 33-12928 and
                     incorporated herein by reference.

Exhibit 4-F   --     Fourth Supplemental Indenture dated as of April 15, 1988
                     between Ford Credit and Chemical Bank as successor to
                     Manufacturers Hanover Trust Company relating to the Debt
                     Securities filed as Exhibit 4-F to Post-Effective Amendment No.
                     1 to Registration Statement No. 33-20081 and incorporated
                     herein by reference.

Exhibit 4-G   --     Fifth Supplemental Indenture dated as of September 1, 1990 be-
                     tween Ford Credit and Chemical Bank as successor to Manufactur-
                     ers Hanover Trust Company relating to the Debt Securities filed as Exhibit 4-G to Registration Statement No. 33-41060 and
                     incorporated herein by reference.

Exhibit 5     --     Opinion of H.D. Smith, Secretary and Corporate Counsel of Ford
                     Credit, as to the legality of the Debt Securities registered hereunder.

Exhibit 8-A   --     Opinion of Shearman & Sterling, counsel for the Agents, as to certain tax matters.

Exhibit 8-B   --     Opinion of Sullivan & Cromwell, special tax counsel for Ford
                     Credit, as to certain tax matters.

Exhibit 12-A  --     Calculation of Ratio of Earnings to Fixed Charges of Ford
                     Credit.

Exhibit 12-B  --     Calculation of Ratio of Earnings to Fixed Charges of Ford.

Exhibit 23-A  --     Consent of Coopers & Lybrand.

Exhibit 23-B  --     Consent of H.D. Smith is contained in his opinion filed as
                     Exhibit 5 to this Registration Statement.

Exhibit 23-C  --     Consent of Shearman & Sterling is contained in their opinion filed as Exhibit 8-A to this Registration Statement.

Exhibit 23-D  --     Consent of Sullivan & Cromwell is contained in their opinion filed as Exhibit 8-B to this Registration Statement.

Exhibit 24    --     Powers of Attorney.

Exhibit 25    --     Statement of Eligibility and Qualification on Form T-1 of
                     Chemical Bank, Trustee.
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